                                                                    EXHIBIT 10.7










                              TERM LOAN AGREEMENT

                          Dated as of October 23, 1997


                                  by and among


                        DIVERSIFIED FOOD GROUP, L.L.C.,

                    CERTAIN SUBSIDIARIES OF DIVERSIFIED FOOD
                                 GROUP, L.L.C.


                                      and


                                 MADELEINE LLC,

                                   as Lender

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I DEFINITIONS; CERTAIN TERMS......................................    1
  SECTION 1.01. Definitions...............................................    1
  SECTION 1.02. Construction..............................................   13
  SECTION 1.03. Accounting and Other Terms................................   14
  SECTION 1.04. Time References...........................................   14
ARTICLE II THE LOAN.......................................................   14
  SECTION 2.01. The Loan..................................................   14
  SECTION 2.02. Making the Loan...........................................   14
  SECTION 2.03. Notes; Repayment of Loan..................................   15
  SECTION 2.04. Interest..................................................   15
    (a) Interest Rate.....................................................   15
    (b) Default Interest..................................................   15
    (c) Interest Payment and Deferral.....................................   15
    (d) General...........................................................   16
  SECTION 2.05. Prepayment of Loan........................................   16
    (a) Mandatory Prepayment; Disposition of Assets, etc..................   16
    (b) Optional Prepayment...............................................   16
    (c) Interest with Prepayment..........................................   17
  SECTION 2.06. Fees......................................................   17
    (a) Closing Fee.......................................................   17
    (b) Servicing Fee.....................................................   17
    (c) Exit Fee..........................................................   17
ARTICLE III PAYMENTS AND OTHER COMPENSATION...............................   17
  SECTION 3.01. Payments; Computations and Statements.....................   17
  SECTION 3.02. Contribution..............................................   18
ARTICLE IV CONDITIONS OF CLOSING..........................................   19
  SECTION 4.01. Conditions Precedent to Closing...........................   19
    (a) Payment of Fees, Etc..............................................   19
    (b) Representations and Warranties; No Event of Default...............   20
    (c) Legality..........................................................   20
    (d) Delivery of Documents.............................................   20
    (e) Senior Debt Closing...............................................   21
    (f) Material Adverse Effect...........................................   21
    (g) Closing Deadline..................................................   21
    (h) Due Diligence.....................................................   21
    (i) Consents..........................................................   21
    (j) Minimum Availability..............................................   22
ARTICLE V REPRESENTATIONS AND WARRANTIES..................................   22
  SECTION 5.01. Representations and Warranties............................   22
    (a) Organization, Good Standing, Etc..................................   22
    (b) Authorization, Etc................................................   22

    (c) Governmental Approvals............................................   22
    (d) Enforceability of Loan Documents..................................   22
    (e) Locations; Places of Business; Chief Executive Office.............   23
    (f) Subsidiaries......................................................   23
    (g) Litigation........................................................   23
    (h) Financial Condition...............................................   23
    (i) Compliance with Law, Etc..........................................   24
    (j) ERISA.............................................................   24
    (k) Taxes, Etc........................................................   25
    (1) Regulation U......................................................   25
    (m) Adverse Agreements, Etc...........................................   25
    (n) Permits, Etc......................................................   25
    (o) Title to Properties...............................................   25
    (p) Full Disclosure...................................................   26
    (q) Environmental Matters.............................................   26
    (r) Schedules.........................................................   26
    (s) Insurance.........................................................   26
    (t) Use of Proceeds...................................................   27
    (u) Tradenames........................................................   27
    (v) Solvency..........................................................   27
    (w) Power to Carry on Businesses......................................   27
    (x) Location of Bank Accounts.........................................   27
    (y) No Event of Default...............................................   27
    (z) Intellectual Property.............................................   27
    (aa) Material Contracts...............................................   28
    (bb) Senior Loan Documents............................................   28
ARTICLE VI COVENANTS OF THE BORROWER AND GUARANTORS.......................   28
  SECTION 6.01 Affirmative Covenants......................................   29
    (a) Reporting Requirements............................................   29
    (b) Compliance with Laws, Etc. .......................................   32
    (c) Preservation of Existence, Etc. ..................................   32
    (d) Keeping of Records and Books of Account...........................   32
    (e) Inspection Rights.................................................   32
    (f) Maintenance of Properties, Etc. ..................................   32
    (g) Maintenance of Insurance..........................................   33
    (h) Environmental.....................................................   33
    (i) Further Assurances................................................   33
    (j) Executive Committee...............................................   34
    (k) Cohen's Intercreditor Agreement...................................   34
  SECTION 6.02. Negative Covenants........................................   34
    (a) Liens, Etc........................................................   34
    (b) Indebtedness......................................................   35
    (c) Guaranties, Etc...................................................   36
    (d) Merger, Consolidation, Sale of Assets, Etc. ......................   36
    (e) Change in Nature of Business......................................   36

    (f) Loans, Advances, Investments, Etc. ...............................   37
    (g) Lease Obligations.................................................   37
    (h) Capital Expenditures..............................................   37
    (i) Dividends, Prepayments, Etc. .....................................   37
    (g) Federal Reserve Regulations.......................................   38
    (k) Transactions with Affiliates......................................   38
    (l) Environmental.....................................................   38
    (m) ERISA.............................................................   38
    (n) Financial Covenants...............................................   38
ARTICLE VII GUARANTY......................................................   40
  SECTION 7.01. Guaranty..................................................   40
  SECTION 7.02. Obligations Unconditional.................................   41
  SECTION 7.03. Waivers...................................................   41
  SECTION 7.04. Subrogation...............................................   42
  SECTION 7.05. No Waiver; Remedies.......................................   42
  SECTION 7.06. Stay of Acceleration......................................   42
ARTICLE VIII EVENTS OF DEFAULT............................................   42
  SECTION 8.01. Events of Default.........................................   42
ARTICLE IX MISCELLANEOUS..................................................   45
  SECTION 9.01. Notices, Etc..............................................   45
  SECTION 9.02. Amendments, Etc...........................................   46
  SECTION 9.03. No Waiver; Remedies, Etc..................................   46
  SECTION 9.04. Expenses; Taxes; Attorneys' Fees..........................   47
  SECTION 9.05. Right of Set-off..........................................   47
  SECTION 9.06. Severability..............................................   48
  SECTION 9.07. Assignments and Participations............................   48
  SECTION 9.08. Counterparts..............................................   49
  SECTION 9.09. GOVERNING LAW.............................................   49
  SECTION 9.10. CONSENT TO JURISDICTION; SERVICE OF PROCESS
                AND VENUE.................................................   49
  SECTION 9.11. WAIVER OF JURY TRIAL, ETC. ...............................   50
  SECTION 9.12. Consent by the Lender.....................................   50
  SECTION 9.13. No Party Deemed Drafter...................................   50
  SECTION 9.14. Reinstatement; Certain Payments...........................   51
  SECTION 9.15. Indemnification...........................................   51
  SECTION 9.16. Records...................................................   51
  SECTION 9.17. Binding Effect............................................   52
  SECTION 9.18. Preemptive Rights.........................................   52
  SECTION 9.19. Warrants..................................................   52

Schedule 5.01(e)   Locations
Schedule 5.01(f)   Subsidiaries
Schedule 5.01(g)   Litigation
Schedule 5.01(h)   Projections
Schedule 5.01(j)   ERISA
Schedule 5.01(o)   Properties
Schedule 5.01(q)   Environmental Matters
Schedule 5.01(s)   Insurance
Schedule 5.01(u)   Tradenames
Schedule 5.01(x)   Bank Accounts
Schedule 5.01(z)   Intellectual Property
Schedule 5.01(aa)  Material Contracts
Schedule 5.01(bb)  Cohen's Acquisition Documents
Schedule 6.02(a)   Existing Liens
Schedule 6.02(b)   Existing Indebtedness
Schedule 6.02(c)   Existing Guarantees
Schedule 6.02(k)   Affiliate Transactions


Exhibit A   Form of Note
Exhibit B   Form of Warrant
Exhibit C   Form of Members' Agreement
Exhibit D   Form of Registration Rights Agreement
Exhibit E   Form of Senior Intercreditor Agreement
Exhibit F   Form of Opinion of Counsel

                              TERM LOAN AGREEMENT

          Term Loan Agreement, dated as of October 23, 1997, by and among Diversified Food Group, L.L.C., a Delaware limited liability company (the "Borrower"), Classic Confectionery, L.L.C., a Delaware limited liability company ("Classic"), Restauranic, Inc., an Illinois corporation ("Restauranic"), Great American Ice Cream Company, LLC, a Delaware limited liability company ("Great American"), and Cohen's Kosher Food, L.L.C., a Delaware limited liability company ("New Cohen's" and, together with Classic, Restauranic and Great American, each, a "Guarantor", and collectively, the "Guarantors") and Madeleine LLC (the "Lender").

                                   RECITALS

          The Borrower and the Guarantors have asked the Lender to make a term loan to the Borrower on the Closing Date (as hereinafter defined) in the original principal amount of $6,000,000. $5,000,000 of the proceeds from the term loan will be used to repay the Senior Debt (as hereinafter defined). The remaining proceeds from the term loan (less all fees and expenses paid from the proceeds of the term loan on the Closing Date, including any fees and expenses the payment of which is required pursuant to Section 4.01 (a) hereof) will be used to repay the amortizations of the Senior Debt on a pro rata basis. The Lender is willing to extend such credit to the Borrower subject to the terms and conditions hereinafter set forth. Accordingly, the Borrower, the Guarantors and the Lender hereby agree as follows:

                                   ARTICLE I

                          DEFINITIONS; CERTAIN TERMS

          SECTION 1.01. Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

          "Action" has the meaning specified therefor in Section 9.12.

          "Affiliate" means, as to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote 10% or more of the Capital Stock having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

          "Aggregate Deficit Amount" has the meaning specified therefor in
Section 3.02(a) hereof.

          "Aggregate Excess Amount" has the meaning specified therefor in
Section 3.02(a) hereof.

          "Agreement" means this Term Loan Agreement, as amended, supplemented, restated or otherwise modified from time to time.

          "Authorized Officer" means any officer of the relevant Loan Party or, where no Loan Party is specified, any officer of the Borrower.

          "Available RC Commitments" has the meaning specified therefor in the Senior Credit Agreement.

          "Benefit Amount" has the meaning specified therefor in Section 3.02(a) hereof.

          "Board" means the Board of Governors of the Federal Reserve System of the United States.

          "Borrower" has the meaning specified therefor in the preamble hereto.

          "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close.

          "Capital Expenditures" means, with respect to any Person for any period, the sum, without duplication, of the aggregate amount of all expenditures of such Person during such period which, in accordance with GAAP, is required to be included in, or is properly included by such Person as additions to, property, plant or equipment or other similar fixed asset accounts of such Person. For purposes of the definition, the purchase price of equipment which is purchased simultaneously with the trade-in of existing equipment owned by such Person or with insurance proceeds shall be included in Capital Expenditures only to the extent that the gross amount of such purchase price exceeds the amount of the trade-in credit or insurance proceeds applied to such purchase, as the case may be.

          "Capitalized Lease" means any lease which is required under GAAP to be capitalized on the balance sheet of the lessee.

          "Capitalized Lease Obligations" means obligations for the payment of rent for any real or personal property under leases or agreements to lease that, in accordance with GAAP, have been or should be capitalized on the books of the lessee and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with such principles.

          "Capital Stock" means any and all shares, interests, participations, warrants, options or other equivalents (however designated) of capital stock of a corporation or any and all equivalent ownership interests in a Person (other than a corporation).

          "Cash Payable Interest Rate" means 12% per annum.

          "Change of Control" shall be deemed to have occurred at such time as
(a) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) other than members of the Borrower (including Affiliates, spouses and lineal descendants thereof) owning more than 20% of the membership interests in the Borrower on the date hereof either (i) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of 20% or more of the Capital Stock of the Borrower then outstanding or (ii) obtains the power (whether or not exercised) to direct or cause the direction of the management and policies of the Borrower, whether by contract or otherwise, (b) Zahn and Gould and their respective spouses or lineal descendants shall cease to own, collectively, at least 45% of the issued and outstanding Capital Stock of the Borrower, or (c) the managing members of the Borrower do not include Zahn or, in the event of Zahn's death or disability, Gould.

          "CIBC" means Canadian Imperial Bank of Commerce.

          "Closing Date" has the meaning specified therefor in Section 4.01 hereof.

          "Closing Fee" has the meaning specified therefore in Section 2.06(a).

          "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time.

          "Cohen's" means Cohen's Famous Frozen Foods, Inc., a New Jersey corporation.

          "Cohen's Intercreditor Agreement" means the Intercreditor Agreement, among the Lender, the Loan Parties and Cohen's, in form and substance satisfactory to the Lender, in which Cohen's agrees, inter alia, that all purchase money financing provided to the Borrower by Cohen's is fully subordinated to the repayment in full and in cash of the Obligations.

          "Cohen's Purchase Money Note" means that certain 8.5% Convertible Unsecured Subordinated Note, dated October 9, 1997, issued by the Borrower in favor of Cohen's.

          "Consolidated Current Assets" means all assets that, as of the date of determination thereof and in accordance with GAAP, should be classified as current assets on a consolidated balance sheet of the Borrower and its Subsidiaries.

          "Consolidated Current Liabilities" means all Indebtedness and other liabilities that, as of the date of determination thereof and in accordance with GAAP should be classified as current liabilities on a consolidated balance sheet of the Borrower and its Subsidiaries, including, without limitation, all Indebtedness (including, without limitation, the Obligations) payable on demand or within one year after such date (whether by final maturity, required prepayment or otherwise) without any option on the part of the obligor to extend or renew beyond such year.

          "Consolidated EBITDA" means, for any period, the sum for such period of (a) Consolidated Net Income, and (b) the sum of, without duplication, (i) income tax expense, (ii) interest expense, (iii) depreciation expense, (iv) amortization expense, (v) extraordinary or unusual non-cash losses, which include the cumulative effect on earnings from the adoption of GAAP pronouncements, in each case as used in determining such Consolidated Net Income.

          "Consolidated Indebtedness" means, at any time, the sum of (a) the aggregate Indebtedness of the Borrower and its Consolidated Subsidiaries at such time determined on a consolidated basis in accordance with GAAP, excluding the Cohen's Purchase Money Note plus (b) without duplication, the aggregate amount of Revolving Credit Commitments (as defined in the Senior Credit Agreement).

          "Consolidated Interest Expense" means, for any period, the amount which, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption (including without limitation, imputed interest included in payment under Capitalized Leases) on a consolidated income statement of the Borrower and the Subsidiaries for such period excluding the amortization of any original issue discount.

          "Consolidated Lease Expense" means, for any period, the aggregate amount of fixed or contingent rentals payable by the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period with respect to leases of real and personal property.

          "Consolidated Net Income" means, for any period, the consolidated net income (or deficit) of the Borrower and its Subsidiaries for such period (taken as a cumulative whole), determined in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any Subsidiary, (except with respect to any such merger or consolidation accounted for on a pooling of interest basis), (b) the income (or deficit) of any Person (other than a Subsidiary) in which the Borrower or any Subsidiary has an ownership interest, except to the extent that any such income has been actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions, (c) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation or Requirement of Law applicable to such Subsidiary, (d) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period,
(e) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets (such term to include all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities),
(f) any write-up of any asset, (g) any net gain from the collection of the proceeds of life insurance policies, (h) any gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of the Borrower or any Subsidiary, (i) in the case of a successor to the Borrower by consolidation or merger or as a transferee of its assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets, and (j) any deferred credit representing the excess of equity in any Subsidiary at the date of acquisition over the cost of the investment in such Subsidiary.

          "Consolidated Senior Indebtedness" means, at any time, the aggregate at such time of (i) all Indebtedness of the Borrower secured by a Lien on any assets of the Borrower, (ii) all Indebtedness of the Borrower to which the repayment of the Obligations is contractually subordinated and (iii) all Indebtedness of the Borrower's Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Subsidiaries" means, with respect to any Person, those Subsidiaries of such Person whose accounts are or should in accordance with GAAP be consolidated with those of such Person.

          "Consolidated Total Assets" means, with respect to the Borrower and its Consolidated Subsidiaries, the aggregate net book value of the assets (other than goodwill and other intangible assets (other than accounts receivable) classified as such in accordance with GAAP) of the Borrower and its Consolidated Subsidiaries on a consolidated basis after making all appropriate adjustments in accordance with GAAP (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization (except with respect to goodwill and other intangible assets excluded above) and excluding the amount of any write-up or revaluation of any asset).

          "Consolidated Total Liabilities" means, for the Borrower and its Consolidated Subsidiaries, at any date, without duplication, all obligations which in conformity with GAAP would be included in determining total liabilities as shown on the liabilities side of a balance sheet of the Borrower and its Consolidated Subsidiaries and including, without limitation, in any event, all Consolidated Indebtedness at such date whether or not the same would be shown.

          "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Contribution Percentage" has the meaning specified therefor in
Section 3.02(a) hereof.

          "Contributor" has the meaning specified therefor in Section 3.02(a) hereof.

          "Debt-to-EBITDA Ratio" means, on any date, the ratio of (a) Consolidated Indebtedness on such date to (b) Consolidated EBITDA for the twelve month period ending on the last day of the calendar month immediately prior to the month in which such determination is made.

          "Default" means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

          "Dollar," "Dollars" and the symbol "$" means lawful money of the United States of America.

          "Employee Plan" means an employee benefit plan (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained (or was maintained at any time during the six (6) calendar years preceding the date of any borrowing hereunder) for employees of a Loan Party or any ERISA Affiliate.

          "Environmental Actions" refers to any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication from any governmental agency, department, bureau, office or other authority, or any third party involving violations of Environmental Laws or Releases of Hazardous Materials from (i) any assets, properties or businesses of the Borrower or any of its Subsidiaries or any predecessor in interest; (ii) from adjoining properties or businesses; or (iii) from or onto any facilities which received Hazardous Materials generated by the Borrower or any of its Subsidiaries or any predecessor in interest.

          "Environmental Law" means the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. (S) 9601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. (S) 1801, et seq.), the Resource Conservation and Recovery Act (42 U.S.C. (S) 6901, et seq.), the Federal Water Pollution Control Act (33 U.S.C. (S) 1251 et seq.), the Clean Air Act (42 U.S.C.
(S) 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. (S) 2601 et seq.) and the Occupational Safety and Health Act (29 U.S.C. (S) 651 et seq.), as such laws may be amended or supplemented from time to time, and any other present or future federal (United States or Canada), state, provincial, local or foreign statute, ordinance, rule, regulation, order, judgment, decree, permit, license or other binding determination of any Governmental Authority imposing liability or establishing standards of conduct for protection of the environment.

          "Environmental Liabilities and Costs" shall mean all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, expert and consulting and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any environmental condition or a Release of Hazardous Materials from or onto (i) any property presently or formerly owned by the Borrower or any of its Subsidiaries or (ii) any facility which received Hazardous Materials generated by the Borrower or any of its Subsidiaries.

          "Environmental Lien" shall mean any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

          "ERISA Affiliate" means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which would be deemed to be a "controlled group" within the meaning of Sections 414(b), (c), (m) and (o) of the Code.

          "Event of Default" means any of the Events set forth in Section 8.01 hereof.

          "Financial Statements" means the unaudited financial statements of Borrower and its Consolidated Subsidiaries for the six month period ended June 30, 1997, and of the Borrower for the twelve month period ended on the Friday closest to December 31, 1996.

          "Fiscal Year" means the twelve-month period of the Borrower ending on the Friday nearest to December 31 of each year or such other fiscal year of the Borrower that is agreed to in writing by the Lender.

          "GAAP" means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis, provided that for the purposes of Section 6.02(n) and the definitions used therein, "GAAP" shall mean generally accepted accounting principles in effect on the date hereof and consistent with those used in the preparation of the Financial Statements.

          "Gould" means Lawrence Gould, an individual residing at 551 Monroe Avenue, Glencoe, Illinois 60022.

          "Governing Documents" means, as to any Person, its articles or certificate of incorporation and by-laws, its partnership agreement, its certificate of formation and operating agreement, and/or the other organizational or governing documents of such Person.

          "Governmental Authority" means any nation or government, any state, province or other political subdivision thereof and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guaranteed Obligations" means (i) with respect to the Borrower, all Obligations of the Borrower, including, without limitation, all amounts now or hereafter owing by the Borrower in respect of the Loan Documents and (ii) with respect to each Guarantor, all Obligations of the Borrower including, without limitation, all amounts now or hereafter owing by the Borrower in respect of the Loan Documents.

          "Guarantors" has the meaning specified therefor in the preamble hereto.

          "Hazardous Materials" shall include (a) any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substances, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste under Environmental Laws; (b) petroleum and its refined products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic including but not limited to corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and (e) any raw materials, building components, including but not limited to asbestos-containing materials and manufactured products containing Hazardous Substances.

          "Hedging Agreement" means any interest rate swap, collar, cap, floor or forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of the Borrower, and any confirming letter executed pursuant to such agreement, all as amended, supplemented, restated or otherwise modified from time to time.

          "Indebtedness" means, without duplication, as to any Person (i) indebtedness for borrowed money; (ii) indebtedness for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of business and payable in accordance with customary practices);
(iii) indebtedness evidenced by bonds, debentures, notes or other similar instruments (other than performance, surety and appeal or other similar bonds arising in the ordinary course of business); (iv) obligations and liabilities secured by a Lien upon property owned by such Person, whether or not owing by such Person and even though such Person has not assumed or become liable for the payment thereof; (v) obligations and liabilities directly or indirectly guaranteed by such Person; (vi) obligations or liabilities created or arising under any conditional sales contract or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder are limited to repossession of such property; (vii) Capitalized Lease Obligations; (viii) all liabilities in respect of letters of credit, acceptances and similar obligations created for the account of such Person; and (ix) net liabilities of such Person under Hedging Agreements and foreign currency exchange agreements, as calculated on a basis satisfactory to the Lender and in accordance with accepted practice.

          "Indemnified Matters" has the meaning specified therefor in
Section 9.15.

          "Indemnitees" has the meaning specified therefor in Section 9.15.

          "Intercreditor Agreements" means the Cohen's Intercreditor Agreement and the Senior Intercreditor Agreement.

          "Interest Coverage Ratio" means, on any date, the ratio of (a) Consolidated EBITDA for the twelve month period ending on the last day of the calendar month immediately prior to the month in which such determination is made less the Capital Expenditures made by the Borrower and its Consolidated Subsidiaries during such twelve month period to (b) Consolidated Interest Expense for such twelve month period.

          "Inventory" means all goods and merchandise of the Borrower including, but not limited to, all raw materials, work-in-process, piece goods, trim, finished goods, whether now owned or hereafter acquired and all such property the sale or other disposition of which would give rise to accounts receivable or cash.

          "Kraff" means Lowell D. Kraff, an individual residing at 210 E. Walton, Chicago, Illinois 60611.

          "Lease" means any lease of real property to which the Borrower or a Guarantor is a party as lessor or lessee.

          "Lender" has the meaning specified therefor in the preamble hereto.

          "Lender Account" means an account in the name of the Lender designated by the Lender from time to time as the account into which the Borrower shall make all payments to the Lender under this Agreement.

          "Lien" means any mortgage, deed of trust, pledge, lien, security interest, charge, encumbrance, security arrangement, restriction, covenant, encroachment or other title imperfection of any nature whatsoever, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

          "Loan" means the loan made by the Lender to the Borrower on the Closing Date pursuant to Article II hereof.

          "Loan Account" means an account maintained hereunder by the Lender on its books of account at the Lender's office in the name of the Borrower in which the Borrower will be charged with all Loans made to, and all other Obligations incurred by, the Borrower.

          "Loan Documents" means this Agreement, the Note, the Warrant Agreement, the Members' Agreement, the Registration Rights Agreement, the Intercreditor Agreements and all other instruments, agreements and other documents executed and delivered pursuant hereto or thereto.

          "Loan Party" means, collectively, the Borrower and the Guarantors.

          "Material Adverse Effect" means a material adverse effect upon (i) the business, operations, financial condition prospects or properties of the Borrower or any Guarantor, (ii) the ability of the Borrower or any Guarantor to perform its obligations under any Loan Document to which it is a party or (iii) the legality, validity or enforceability of this Agreement or any other Loan Document.

          "Material Contract" means, with respect to any Person, each contract or agreement to which such Person is a party involving aggregate consideration payable to or by such Person of $250,000 or more (other than purchase orders in the ordinary course of the business of the Borrower and other than contracts that by their terms may be terminated by any party thereto in the ordinary course of its business upon less than 60 days' notice) or otherwise material to the business, operations, financial condition, performance, prospects or properties of such Person.

          "Maturity Date" means the seventh anniversary of the Closing Date.

          "Members' Agreement" means that certain Members' Agreement, dated as of the date hereof, among the Lender and Zahn, Gould and Kraff, as the same may be amended, supplemented or otherwise modified from time to time, attached as Exhibit C hereto, in form and substance satisfactory to the Lender.

          "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA for which the Borrower or any ERISA Affiliate has contributed to, or has been obligated to contribute to, at any time during the preceding six (6) years.

          "Net Sales Proceeds" shall mean, for any asset sale or disposition, the amount of cash and other payments received (directly or indirectly) by the Borrower or a Guarantor (or, in the case of Section 2.06(c), holder of Capital Stock of the Borrower) net of the sum of (a) the principal amount of any Indebtedness secured by any Lien permitted by Section 6.02(a) hereof on such asset (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with the sale or other disposition thereof (other than Indebtedness under this Agreement), (b) reasonable expenses incurred by the Borrower or a Guarantor (or such holder) in connection therewith, and (c) transfer taxes paid by the Borrower or a Guarantor (or such holder) in connection therewith.

          "New Cohen's" has the meaning specified therefor in the preamble hereto.

          "Note" means the promissory note of the Borrower, substantially in the form of Exhibit A hereto, made payable to the order of the Lender and evidencing the Indebtedness resulting from the making by the Lender to the Borrower of the Loan and delivered to the Lender pursuant to Article IV hereof, as such promissory note may be modified or extended from time to time, and any promissory note or notes issued in exchange or replacement therefor.

          "Obligations" means (a) the joint and several obligations of the Loan Parties to pay, as and when due and payable (by scheduled maturity, required prepayment, acceleration, demand or otherwise), all amounts from time to time owing by them in respect of any Loan Document, whether for principal, interest (including without limitation all interest that accrues after the commencement of any case, proceeding or other action relating to bankruptcy, insolvency or reorganization of a Loan Party), fees, indemnification payments, expense reimbursements or otherwise, and (b) the joint and several obligations of the Loan Parties to perform or observe all of their obligations from time to time existing under any Loan Document.

          "Obligor" has the meaning specified therefor in Section 3.02(a) hereof.

          "Office" means with respect to the Lender, its office located at 450 Park Avenue, New York, New York 10022 or at such other office or offices of the Lender as may be designated in writing from time to time by the Lender to the Borrower.

          "Operating Agreement" means the Operating Agreement of the Borrower, dated as of March 25, 1996, as amended and in effect on the date hereof.

          "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

          "Permitted Investments" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within six months from the date of acquisition thereof; (b) commercial paper, maturing not more than 270 days after the date of issue rated P-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Ratings Group, (c) certificates of deposit maturing not more than 270 days after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, and (d) repurchase agreements having maturities of not more than 90 days from the date of acquisition which are entered into with major money center banks included in the commercial banking institutions described in clause (c) above and which are secured by readily marketable direct obligations of the Government of the United States of America or any agency thereof.

          "Permitted Liens" has the meaning specified therefor in Section 6.02(a) hereof.

          "Person" means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or Governmental Authority.

          "PIK Interest" has the meaning specified therefor in Section 2.04(c) hereof.

          "PIK Interest Rate" means a rate of interest equal to 13% per annum.

          "Post-Default Rate" means a rate of interest per annum equal to the rate of interest otherwise in effect from time to time pursuant to the terms of this Agreement plus 5%.

          "Registration Rights Agreement" means that certain Registration Rights Agreement, dated as of the date of this Agreement, among the Lender and the holders of the membership interests in the Borrower, as the same may be amended, supplemented or otherwise modified from time to time, attached as Exhibit D hereto, in form and substance satisfactory to the Lender.

          "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including ambient air, soil, surface or ground water.

          "Relevant Pavment" has the meaning specified therefor in Section 3.02(a) hereof.

          "Remedial Action" means all actions taken to (i) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment; (ii) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or
(iv) any other actions authorized by 42 U.S.C. 9601.

          "Reportable Event" means an event described in Section 4043 of ERISA (other than an event not subject to the provision for 30-day notice to the PBGC under the regulations promulgated under such Section).

          "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational or Governing Documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Responsible Officer" means the chief executive officer, the chief operating officer and the president of the Borrower or, with respect to financial matters, the chief financial officer of the Borrower.

          "Senior Credit Agreement" means that certain Credit Agreement, dated as of October 16, 1997 among the Borrower, the lenders party thereto and the Senior Lender, as agent.

          "Senior Debt" means all amounts owed by the Loan Parties to the Senior Lender pursuant to the Senior Loan Documents.

          "Senior Debt-to-EBITDA Ratio" means, on any date, the ratio of (a) the sum of (i) Consolidated Senior Indebtedness on such date plus (ii) the aggregate Available RC Commitments on such Date to (b) Consolidated EBITDA for the twelve month period ending on the last day of the calendar month immediately prior to the month in which such determination is made.

          "Senior Intercreditor Agreement" means the Intercreditor Agreement, dated as of the date of this Agreement, among the Lender, the Loan Parties and the Senior Lender, attached as Exhibit E hereto, in form and substance satisfactory to the Lender.

          "Senior Lender" means CIBC, as lender and agent for the lenders party to the Senior Credit Agreement.

          "Senior Loan Availability" means, on any date, the difference of (a) the Borrowing Base under, and as defined in, the Senior Credit Agreement on such date less (b) the total Aggregate Outstanding RC Extensions of Credit under, and as defined in, the Senior Credit Agreement on such date.

          "Senior Loan Documents" means the Senior Credit Agreement and all other Loan Documents (as defined therein) relating to the Senior Debt.

          "Solvent" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is not less than the total amount of its liabilities of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its existing debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (e) as of the Closing Date, such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

          "Subsidiary" means, as to any Person, any corporation, limited or general partnership, limited liability company, trust, association or other business entity of which more than 50% of the outstanding Capital Stock having (in the absence of contingencies) ordinary voting power to elect directors (or Persons performing similar functions) of such entity is, at the time of determination, owned directly, or indirectly through one or more intermediaries, by such Person.

          "Termination Event" means (i) a Reportable Event with respect to any Employee Plan, (ii) any event that causes the Borrower or any of its ERISA Affiliates to incur liability under Section 409, 502(i), 502(1), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of the
Code, (iii) the filing of a notice of intent to terminate an Employee Plan or the treatment of an Employee Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings by the PBGC to terminate an Employee Plan, or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Employee Plan.

          "Warrants" means the two Warrants to be entered into between the Lender and the Borrower, representing warrants to purchase 9% and 1.5%, respectively, of the ownership interests in the Borrower on a fully-diluted basis, as the same may be amended, supplemented or otherwise modified from time to time, each in the form attached as Exhibit B hereto, in form and substance satisfactory to the Lender.

          "Working Capital" means an amount, which may be negative or positive, equal to Consolidated Current Assets minus Consolidated Current Liabilities.

          "Zahn" means Andrew Zahn, an individual residing at 45 Lakewood Place, Highland Park, Illinois 60035.

          SECTION 1.02. Construction. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole and "or" has the inclusive meaning represented by the phrase "and/or." References in this Agreement to "determination" by the Lender include good faith estimates by the Lender (in the case of quantitative determinations) and good faith beliefs by the Lender (in the case of qualitative determinations). The words "hereof", "herein", "hereunder" and similar terms in this

Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The section and other headings contained in this Agreement and the Table of Contents preceding this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

          SECTION 1.03. Accounting and Other Terms. Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP applied on a basis consistent with those used in preparing the Financial Statements delivered pursuant to Section 6.01 (a)(i). All terms used in this Agreement which are defined in Article 9 of the Uniform Commercial Code in effect in the State of New York on the date hereof and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

          SECTION 1.04. Time References. Unless otherwise indicated herein, all references to time of day refer to Eastern standard time or Eastern daylight saving time, as in effect in New York City on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding", provided, however, that with respect to a computation of fees or interest payable to the Lender, such period shall in any event consist of at least one full day.

                                   ARTICLE II

                                    THE LOAN

          SECTION 2.01. The Loan. Subject to the terms and conditions, and relying upon the representations and warranties set forth herein, the Lender agrees to make a Loan to the Borrower on the Closing Date in the principal amount of $6,000,000. The Lender shall have no obligation to make a Loan hereunder after the Closing Date. Any principal amount of the Loan which is repaid or prepaid by the Borrower may not be reborrowed.

          SECTION 2.02. Making the Loan. The Lender will make the proceeds of the Loan available to the Borrower on the Closing Date by causing $6,000,000, in immediately available funds, to be deposited in an account or accounts designated in writing by the Borrower to the Lender at a commercial bank chosen by the Borrower and reasonably satisfactory to the Lender.

          SECTION 2.03. Notes; Repayment of Loan. (a) The obligations of the Borrower to repay the Loan and interest thereon shall be evidenced by the Note, duly executed by the Borrower, dated the Closing Date and delivered and payable to the order of the Lender in the original principal amount of $6,000,000.

          (b) The Borrower agrees to record the Loan on the Register referred to in Section 9.07(b) hereof. The Loan recorded on the Register ("Registered
Loan") may not be evidenced by a promissory note other than a Registered Note (as defined below) and, upon the registration of the Loan, any promissory note (other than a Registered Note) evidencing the same shall be null and void and shall be returned to the Borrower. The Borrower agrees to execute and deliver to the Lender one promissory note in registered form to evidence such Registered Loan and registered as provided in Section 9.07(b) hereof (herein, a "Registered Note"), dated the date hereof, payable to the Lender and otherwise duly completed. The Loan, once recorded on the Register, may not be removed from the Register so long as it remains outstanding and a Registered Note may not be exchanged for a promissory note that is not a Registered Note.

          (c) Payable on Maturity Date. To the extent not due and payable earlier pursuant to the terms of this Term Loan Agreement, all Obligations shall be due and payable on the Maturity Date.

          SECTION 2.04. Interest.

          (a) Interest Rate. The Loan shall bear interest on the principal amount thereof from time to time outstanding from the date of the Loan until such principal amount becomes due (i) at the Cash Payable Interest Rate or (ii) at the option of the Borrower (to be elected, in writing, not later than thirty
(30) days prior to the date on which the first interest payment subject to such election is due), accrue at the PIK Interest Rate in each of the first, second and third years after the Closing Date, and at the Cash Payable Interest Rate thereafter. After making the election referred to in clause (ii) of the immediately preceding sentence, the Borrower may elect to pay interest in cash at the Cash Payable Interest Rate by providing the Lender with written notice of such election not later than thirty (30) days prior to the date on which the first interest payment subject to such election is due.

          (b) Default Interest. To the extent permitted by law, after there shall have occurred and so long as there is continuing an Event of Default (unless the Borrower repays all Obligations in full within seven Business Days of its first receipt of written notice of the occurrence of an Event of Default), all principal, interest, fees, indemnities or any other Obligations of the Borrower under this Agreement, the Note and other Loan Documents (including interest accrued under this Section 2.04(b)) shall bear interest from the day when due until such amount is paid in full at a rate per annum equal at all times to the Post-Default Rate.

          (c) Interest Payment and Deferral. Interest on the Loan at the Cash Payable Interest Rate shall be payable quarterly in arrears on the first day of each fiscal quarter, commencing on the first day of the first fiscal quarter after the Closing Date, and at maturity (whether upon demand, by acceleration or otherwise). Interest on the Loan at the PIK Interest Rate ("PIK Interest") shall accrue quarterly in arrears on the first day of each fiscal quarter, commencing on the first day of the first fiscal quarter after the Closing Date; all such accrued interest shall be added by the Lender to the principal amount of the Loan. The Borrower hereby authorizes the Lender to, and the Lender may, from time to time, charge the Loan Account pursuant to Section 3.01 hereof with the amount of any interest payment due or accrued hereunder.

          (d) General. All interest shall be computed on the basis of a year of 360 days for the actual number of days, including the first day but excluding the last day, elapsed.

      SECTION 2.05. Prepayment of Loan.

          (a) Mandatory Prepayment; Disposition of Assets, etc. Except as provided in the Senior Intercreditor Agreement, without limiting any other provision of this Agreement or any other Loan Document permitting or requiring prepayment of the Loan in whole or part, the Borrower shall be required to prepay the Loan (i) if a Change of Control shall have occurred and (ii) upon the sale, lease, transfer or other disposition of any of the Borrower's assets outside the ordinary course of business either (A) in any transaction or series of related transactions the Net Sales Proceeds from which are greater than 40% of the gross revenue of the Borrower (calculated in accordance with GAAP) for the twelve month period ending on the last day of the calendar month immediately preceding the date of such transaction, (B) to the extent that the aggregate Net Sales Proceeds from all such transactions in any twelve month period is greater than 40% of the gross revenues of the Borrower (calculated in accordance with GAAP) for the twelve month period ending on the last day of the calendar month immediately preceding the date of the last of such transactions, or (C) in any transaction or series of transactions pursuant to which the Borrower sells any business which business generated 40% or more of the gross revenues of the Borrower (calculated in accordance with GAAP) for the twelve month period ending on the last day of the calendar month immediately preceding the date of the last of such transactions. Any prepayment required under subclause (i) of this clause
(a) shall be in an amount equal to 102.5% of the amount of the Loan then outstanding, together with all other Obligations than owed by the Loan Parties to the Lender; such prepayment shall be made on the same Business Day as that on which the Change of Control occurs. Any prepayment required under subclause (ii) of this clause (a) shall be made, in the case of Net Sales Proceeds constituting cash, on the first Business Day after the consummation of such transfer, sale, disposition, settlement, issuance or other event triggering a prepayment and, in the case of Net Sales Proceeds not constituting cash, on the first Business Day after the receipt of any cash on account of such non-cash consideration.

          (b) Optional Prepayment. The Borrower may prepay the Loan, in whole or in part, at any time prior to the Maturity Date at a price equal to 102.5% of the principal amount being repaid; each partial prepayment must be in an integral multiple of $10,000.

          (c) Interest with Prepayment. Any prepayment made pursuant to this
Section 2.05 shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment.

     SECTION 2.06. Fees.

          (a) Closing Fee. On the Closing Date, the Borrower shall pay in cash to the Lender a non-refundable fee (the "Closing Fee") of $210,000 in immediately available funds.

          (b) Anniversary Fee. From and after the Closing Date, the Borrower shall pay to the Lender an anniversary fee equal to (i) 3.0% of the principal amount of the Loan outstanding on the fourth anniversary of the Closing Date, payable in cash on such anniversary, (ii) 3.5% of the principal amount of the Loan outstanding on the fifth anniversary of the Closing Date, payable in cash on such anniversary, (iii) 4.0% of the average principal amount of the Loan outstanding during the year preceding the sixth anniversary of the Closing Date, payable in cash on such anniversary and (iv) 4.5% of the average principal amount of the Loan outstanding during the year preceding all subsequent anniversaries of the Closing Date, payable in cash on such anniversary.

          (c) Exit Fee. The Borrower shall pay to the Lender a non-refundable fee (the "Exit Fee") of $1,166,000, payable in full in cash on the earlier of, and only if the following shall occur on or prior to the seventh anniversary of the Closing Date: (i) the date on which a Change of Control shall have occurred, and (ii) the date on which the Borrower consummates an initial public offering of any of its debt or equity securities; provided, however, that (1) if the Borrower repays in full in cash all of the Obligations hereunder (other than the Exit Fee) prior to the third anniversary of the Closing Date, the Exit Fee shall be reduced to $1,000,000 and (2) if the Exit Fee is paid pursuant to clause (i) of this Section 2.06(c) and the holders of Capital Stock of the Borrower sell any of such Capital Stock in connection with such Change in Control, the Exit Fee shall be the lesser of (A) the Exit Fee otherwise payable and (B) 10.5% of the amount obtained by dividing (I) the Net Sales Proceeds received by the holders of Capital Stock of the Borrower in connection with such Change of Control by (II) the percentage, expressed as a decimal fraction, equal to the percentage of the Capital Stock of the Borrowers sold by such holders. The obligation of the Borrower to pay the Exit Fee shall survive, and the Exit Fee shall be payable notwithstanding, the payment of all other Obligations hereunder.

                                  ARTICLE III

                        PAYMENTS AND OTHER COMPENSATION

          SECTION 3.01. Payments; Computations and Statements. (a) The Borrower will make each payment hereunder or under the Note not later than 4:00 p.m. (New York City time) on the day when due, in lawful money of the United States of America and in immediately available funds, to the Lender at the Lender Account. All payments received by the Lender after 4:00 p.m. (New York City time) on any Business Day will be credited to the Loan Account on the next succeeding Business Day. All payments shall be made by the Borrower without defense, set-off or counterclaim to the Lender. The Borrower hereby authorize the Lender to, and the Lender may, from time to time charge the Loan Account with all Obligations and any other amount due and payable under any Loan Document to which the Borrower is a party whether or not any Event of Default or Default shall have occurred or be continuing or whether any of the conditions precedent in Article IV have been satisfied. The Borrower confirms that any charges which the Lender may so make to the Loan Account as herein provided will be made as an accommodation to the Borrower and solely at the Lender's discretion. The Lender shall maintain a Loan Account on its books in the name of the Borrower for the account of the Borrower. It is expressly understood and agreed by the Borrower that the Lender shall have no responsibility to inquire into the correctness of the apportionment, allocation or disposition of the Loan made to the Borrower or any fees, costs or expenses for which the Borrower is obligated under this Agreement. Whenever any payment to be made under any such Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees, as the case may be. All computations of fees shall be made by the Lender on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such fee is payable. Each determination by the Lender of an interest rate or fees hereunder shall be conclusive and binding for all purposes in the absence of manifest error.

          (b) The Lender shall provide the Borrower, promptly after the end of each calendar quarter, a summary statement (in the form from time to time used by the Lender) of (i) the opening and closing daily balances in the Loan Account during such quarter, (ii) the amounts and dates of all payments on account of the Loan during such quarter, (iii) the amount of interest accrued on the Loan during such quarter, and (iv) the amount and nature of any charges to the Loan Account made during such quarter on account of fees, commissions, expenses and other Obligations. All entries on any such statement shall, 30 days after the same is sent, be presumed to be correct and shall constitute presumptive evidence of the information contained in such statement and shall be final and conclusive absent manifest error, provided, however, that no error shall affect the rights of the Lender or the obligations of the Borrower with respect to any amounts due to the Lender hereunder.

          SECTION 3.02. Contribution. (a) On any date a payment in respect of the Obligations is made, the right of contribution, if any, of the Borrower or each Guarantor (each an "Obligor") against each Contributor shall be determined as provided in the immediately succeeding sentence, with the right of contribution of each Obligor to be revised and restated as of each such date. At any time that a payment (a "Relevant Payment") is made by an Obligor in respect of the Obligations and results in the aggregate payments made by such Obligor in respect of the Obligations to and including the date of such Relevant Payment exceeding such Obligor's Contribution Percentage of the aggregate payments made by all Obligors in respect of the Obligations to and including such date (such excess, the "Aggregate Excess Amount"), each such Obligor shall have a right of contribution against each Contributor who has made payments in respect of the Obligations to and including such date in an aggregate amount less than such Contributor's Contribution Percentage of the aggregate payments made to and including such date by all Obligors in respect of the Obligations (the aggregate amount of such deficit, the "Aggregate Deficit Amount") in an amount equal to
(x) a fraction the numerator of which is the Aggregate Excess Amount of such Obligor and the denominator of which is the sum of the Aggregate Excess Amounts of all Obligors multiplied by (y) the Aggregate Deficit Amount of such Contributor. An Obligor's right of contribution, if any, pursuant to this paragraph shall arise at the time of each computation, subject to adjustment at the time of subsequent computations, provided that such Obligor may not take any action to enforce such right until the Obligations have been paid in full, it being expressly recognized and agreed by all Obligors that any Obligor's right of contribution arising pursuant hereto against any Contributor shall be expressly junior and subordinate to such Contributor's obligations and liabilities in respect of the Obligations. As used in this Section 3.02, (i) "Contributor" shall mean each Obligor required to make any payment to any other Obligor pursuant to this Section 3.02, (ii) the "Contribution Percentage" of each Obligor shall mean the percentage obtained by dividing (x) the Benefit Amount of such Obligor by (y) the aggregate Benefit Amount of all Obligors and (iii) the "Benefit Amount" of each Obligor shall mean the net value of the benefits to such Obligor from the credit extensions made under the Loan Documents.

          (b) Each of the Obligors recognizes and agrees that, except for any right of contribution arising pursuant to Section 3.02(a) hereof, each Obligor which makes any payment in respect of the Obligations shall have no right of contribution, reimbursement or subrogation against any other Obligor in respect of such payment, any such right of contribution, reimbursement or subrogation arising under law or otherwise being expressly waived by all Obligors.

          (c) Each of the Obligors recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. In this connection each Obligor has the right to waive its contribution right against any Contributor to the extent that after giving effect to such waiver such Obligor would remain Solvent in the determination of the Lender.

                                  ARTICLE IV

                             CONDITIONS OF CLOSING

          SECTION 4.01. Conditions Precedent to Closing. The obligation of the Lender to make the Loan hereunder is subject to the satisfaction of each of the following conditions precedent (the first Business Day on which each of the following conditions precedent has been satisfied, or waived by the Lender being the "Closing Date"):

          (a) Payment of Fees, Etc. The Borrower shall have paid on or before the date of this Agreement, all fees, costs, expenses and taxes then payable by the Borrower pursuant to Sections 2.06 and 9.04 hereof which payment may be funded from the proceeds of the Loan.

          (b) Representations and Warranties; No Event of Default. The representations and warranties contained in Section 5.01 of this Agreement and in each other Loan Document and certificate or other writing delivered to the Lender pursuant hereto on or prior to the Closing Date shall be correct on and as of the Closing Date as though made on and as of such date (except for representations and warranties which relate to a specific date); and no Default or Event of Default shall have occurred and be continuing on the Closing Date or would result from this Agreement becoming effective in accordance with its terms.

          (c) Legality. The making of the initial Loans shall not contravene any law, rule or regulation applicable to the Lender or the Borrower or any of the Guarantors.

          (d) Delivery of Documents. The Lender shall have received on or before the Closing Date the following, each in form and substance satisfactory to the Lender and, unless indicated otherwise, dated the Closing Date:

               (i) the Note payable to the order of the Lender, duly executed by the Borrower;

               (ii) a copy of the resolutions of the Borrower and each Guarantor, certified as of the Closing Date by an authorized officer thereof, authorizing (A) the borrowings hereunder and the transactions contemplated by the Loan Documents to which such Person is or will be a party, and (B) the execution, delivery and performance by each such Person of each Loan Document and the execution and delivery of the other documents to be delivered by each such Person in connection herewith;

               (iii) a certificate of an authorized officer of the Borrower and each Guarantor, certifying the names and true signatures of the representatives of such Person authorized to sign each Loan Document to which such Person is or will be a party and the other documents to be executed and delivered by such Person in connection herewith, together with evidence of the incumbency of such authorized officers;

               (iv) a certificate of the appropriate official(s) of the state of organization and each state of foreign qualification of the Borrower and each Guarantor certifying as to the subsistence in good standing of, and the payment of taxes by, such Person in such states, together with confirmation by telephone facsimile or telegram on the Closing Date as to such matters from such official(s) or from a recognized service company specializing in the verification of organizational good standing;

               (v) a true and complete copy of the Governing Documents of the Borrower and each Guarantor certified as of a date not more than 30 days prior to the Closing Date by an appropriate official of the state of organization of each such Person;

               (vi) an opinion of Shefsky & Froelich Ltd., counsel to the Borrower and the Guarantors, substantially in the form of Exhibit F hereto;

               (vii) a certificate of an Authorized Officer of the Borrower and each Guarantor, certifying as to the matters set forth in subsection (b) of this
Section 4.01;

               (viii)  the Senior Intercreditor Agreement;

               (ix) the Members' Agreement, in form and substance satisfactory to the Lender, duly executed by all holders of membership interests, and warrants to acquire membership interests, in the Borrower;

               (x) the Registration Rights Agreement, in form and substance satisfactory to the Lender, duly executed by the holders of the common stock of the Borrower;

               (xi) the Warrants, in the form attached as Exhibit B, duly executed by the Borrower, together with evidence, satisfactory to the Lender in its sole discretion, of the waiver of all preemptive rights held by each holder of ownership interests (other than Dennis Kessler), or warrants to acquire ownership interests, in the Borrower arising on account of the issuance of Warrants (whether on the Closing Date or thereafter) to the Lender;

               (xii) such other agreements, instruments, approvals, opinions and other documents as the Lender may reasonably request.

          (e) Senior Debt Closing. The closing under the Senior Loan Documents shall have occurred.

          (f) Material Adverse Effect. The Lender shall have determined, in its sole judgment, that no Material Adverse Effect shall have occurred after June 30, 1997.

          (g) Closing Deadline. The conditions precedent to the Closing Date shall have been satisfied, or waived by the Lender in its sole discretion, on or before October 24, 1997.

          (h) Due Diligence. The Lender shall be satisfied, in its sole and absolute discretion, with its legal and business due diligence review of the Loan Parties, including, without limitation, the Borrower's capital structure, all tax, accounting, ERISA, labor, environmental, litigation and other matters related to the Loan Parties and their respective assets, liabilities and businesses.

          (i) Consents. The Loan Parties shall have received all consents, licenses, approvals or evidence of other action required by any Governmental Authority in connection with the execution by any Loan Party of this Agreement and any of the other Loan Documents and with the consummation of the transactions contemplated hereby and thereby.

          (j) Minimum Availability. The Borrower shall have provided evidence reasonably satisfactory to the Lender that the Senior Loan Availability is at least $4,000,000.

                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES

          SECTION 5.01. Representations and Warranties. Each Loan Party represents and warrants as follows:

               (a) Organization, Good Standing, Etc. Each Loan Party (i) is a corporation or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of the state of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and to make the borrowings hereunder, in the case of the Borrower, and to consummate the transactions contemplated hereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary or where the failure to qualify would have a Material Adverse Effect.

          (b) Authorization, Etc. The execution, delivery and performance by any Loan Party of each Loan Document to which it is a party, (i) have been duly authorized by all necessary corporate or company action, (ii) do not and will not contravene such Loan Party's Governing Documents, or any applicable law or any contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien upon or with respect to any of its properties (except in favor of the Lender or its assignees), and (iv) do not and will not result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.

          (c) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body is required in connection with the due execution, delivery and performance by each Loan Party of any Loan Document to which it is or will be a party.

          (d) Enforceability of Loan Documents. This Agreement is, and each other Loan Document to which each Loan Party is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Loan Party, enforceable against principles in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws and general equity principles affecting the enforcement of creditors' rights generally.

          (e) Locations; Places of Business; Chief Executive Office. Schedule 5.01(e) hereto sets forth a complete and accurate list as of the date hereof of
(A) each place of business of the Borrower and each Guarantor and (B) the chief executive office of the Borrower and each Guarantor.

          (f) Subsidiaries. Schedule 5.01(f) hereto is a complete and correct description of the name, jurisdiction of incorporation and ownership of the outstanding Capital Stock of each Subsidiary of each Loan Party in existence on the date hereof. All such Capital Stock owned by the Borrower or one or more of its Subsidiaries, as indicated in such Schedule, is owned free and clear of all Liens.

          (g) Litigation. Except as set forth in Schedule 5.01(g) hereto, there is no pending or, to the knowledge of the Borrower or the Guarantors, threatened action, suit or proceeding affecting any Loan Party before any court or other Governmental Authority or any arbitrator which, individually or in the aggregate could have a Material Adverse Effect.

          (h)  Financial Condition.

               (i) The Financial Statements, copies of which have been delivered to the Lender, fairly present the financial condition of the Loan Parties as at the date thereof and the results of operations of the Loan Parties for the fiscal period ended on such date, all in accordance with GAAP, and since June 30, 1997 there has been no Material Adverse Effect.

               (ii) The Loan Parties have heretofore furnished to the Lender a projected income statement and statement of cash flow of the Loan Parties for the period from January 1, 1997 through December 31, 2002, attached as Schedule 5.01(h) hereto. Such projections were believed at the time furnished to be reasonable, have been prepared on a reasonable basis and in good faith by the Loan Parties, and have been based on assumptions believed by the Loan Parties to be reasonable at the time made and upon the best information then reasonably available to the Loan Parties.

               (iii) The Loan Parties each make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect their respective transactions and dispositions of their respective assets and each Loan Party maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with GAAP except as previously disclosed to the Lender and (B) to maintain accountability for assets, and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (iv) To the best of the Borrower's knowledge, the consolidated balance sheet of Cohen's and its Consolidated Subsidiaries as at December 31, 1996 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by Fishman Ostroff Ruchowitz Hausman, copies of which have heretofore been furnished to the Lender, are complete and correct in all material respects and present fairly the consolidated financial condition of Cohen's and its Consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. To the best of the Borrower's knowledge, the unaudited consolidated balance sheet of Cohen's and its Consolidated Subsidiaries as at June 30, 1997 and the related unaudited consolidated statements of income and of cash flows for the six-month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to the Lender, are complete and correct in all material respects and present fairly the consolidated financial condition of Cohen's and its Consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the six-month period then ended (subject to normal year-end audit adjustments). To the best of the Borrower's knowledge, all such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). To the best of the Borrower's knowledge, neither Cohen's nor any of its

Consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other financial derivative, which is not reflected in the foregoing statements or in the notes thereto. To the best of the Borrower's knowledge, during the period from June 30, 1997 to and including the date hereof, except for transactions in the ordinary course of business, there has been no sale, transfer or other disposition by Cohen's or any of its Consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of Cohen's and its Consolidated Subsidiaries at June 30, 1997.

               (i) Compliance with Law, Etc. No Loan Party, both before and after giving effect to this Agreement, is in violation of its charter or by-laws or any law or any material term of any agreement or instrument binding on or otherwise affecting it or any of its properties where such violation would have a Material Adverse Effect.

               (j) ERISA. Except as set forth on Schedule 5.01(j) hereto, (i) each Employee Plan is in substantial compliance with ERISA and the Code, (ii) no Termination Event has occurred nor is reasonably expected to occur with respect to any Employee Plan, (iii) the most recent annual report (Form 5500 Series) with respect to each Employee Plan, including any required Schedule B (Actuarial Information) thereto, copies of which have been filed with the Internal Revenue Service and, if requested, delivered to the Lender, is complete and correct and fairly presents the funding status of such Employee Plan, and since the date of such report there has been no material adverse change in such funding status,
(iv) no Employee Plan had an accumulated or waived funding deficiency or permitted decreases which would create a deficiency in its funding standard account or has applied for an extension of any amortization period within the meaning of Section 412 of the Code at any time during the previous 60 months, and (v) no Lien imposed under the Code or ERISA exists or is likely to arise on account of any Employee Plan within the meaning of Section 412 of the Code at any time during the previous 60 months. Except as set forth on Schedule 5.01(j) hereto, neither any Loan Party nor any ERISA Affiliate has incurred any withdrawal liability under ERISA with respect to any Multiemployer Plan, and is not aware of any facts indicating that any Loan Party or any ERISA Affiliate may in the future incur any such withdrawal liability. Except as required by Section 4980B of the Code, neither any Loan Party nor any ERISA Affiliate maintains an employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of any Loan Party or any ERISA Affiliate or coverage after a participant's termination of employment. Neither any Loan Party nor any ERISA Affiliate has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act ("WARN") or similar state law, which remains unpaid or unsatisfied.

               (k) Taxes, Etc. All federal, state, provincial and local tax returns and other reports required by applicable law to be filed by each Loan Party have been filed, or extensions have been obtained, and all taxes, assessments and other governmental charges imposed upon each Loan Party or any property of each Loan Party and which have become due and payable on or prior to the date hereof have been paid (or installment arrangements made with respect thereto), except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof.

          (l) Regulation U. Each Loan Party is not nor will be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

          (m) Adverse Agreements, Etc. No Loan Party is a party to any agreement or instrument, or subject to any partnership agreement, charter or other corporate or partnership restriction or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority or regulatory body, which has a Material Adverse Effect, or, to the best knowledge of any Loan Party, in the future is reasonably likely to have a Material Adverse Effect.

          (n) Permits, Etc. Each Loan Party has all material permits, licenses, authorizations and approvals required for it lawfully to own and operate its business.

          (o) Title to Properties. Except as set forth on Schedule 5.01(o) hereto, each Loan Party has good and marketable title in fee simple to all of its properties and assets, free and clear of all Liens and other types of encumbrances and preferential arrangements except such as are permitted by
Section 6.02(a) hereof.

          (p) Full Disclosure. No Loan Document or schedule or exhibit thereto and no certificate, report, statement or other document or information prepared by Borrower and furnished to the Lender in connection herewith or therewith or with the consummation of the transactions contemplated hereby or thereby, contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained herein or therein not misleading. There is no fact materially adversely affecting the condition or operations, financial or otherwise, or the business or prospects of any Loan Party (except that, as to financial information provided with respect to any Subsidiary with respect to periods prior to the Borrower's acquisition thereof, this representation shall be to the best of Borrower's knowledge) which has not been set forth in a footnote included in the Financial Statements or a schedule hereto.

          (q) Environmental Matters. Except as set forth in Schedule 5.01(q) hereto, to the best of Borrower's knowledge, (i) the operations of each Loan Party are in compliance with Environmental Laws; (ii) there has been no Release at any of the properties owned or operated by a Loan Party or a predecessor in interest, or at any disposal or treatment facility which received Hazardous Materials generated by a Loan Party or any predecessor in interest which Release was a violation of Environmental Law and is reasonably likely to have a Material Adverse Effect; (iii) no Environmental Actions have been asserted against a Loan Party or any predecessor in interest nor does any Loan Party have knowledge or notice of any threatened or pending Environmental Action against any Loan Party or any predecessor in interest which is reasonably likely to have a Material Adverse Effect; and (iv) no Loan Party has received notice that any Environmental Actions have been asserted against any facilities that may have received Hazardous Materials generated by any Loan Party or any predecessor in interest which is reasonably likely to result in a Material Adverse Effect.

          (r) Schedules. All of the information which is required to be scheduled to this Agreement (subject to the qualifications set forth in the representation to which such Schedule relates) is set forth on the Schedules attached hereto, is correct and accurate and does not omit to state any information material thereto.

          (s) Insurance. Each Loan Party keeps its properties adequately (based upon industry standards for comparable companies) insured and maintains (i) insurance to such extent and against such risks, including fire, as is customary with companies in the same or similar businesses, (ii) workmen's compensation insurance in the amount required by applicable law, (iii) public liability insurance, which shall include product liability insurance, in the amount customary with companies in the same or similar business against claims for personal injury or death on properties owned, occupied or controlled by it, and
(iv) such other insurance as may be required by law or as may be reasonably required in writing by the Lender. Schedule 5.01(s) hereto sets forth a list of all insurance maintained by each Loan Party on the Closing Date.

          (t) Use of Proceeds. $5,000,000 of the proceeds of the Loan will be used either (i) to fund $5,000,000 of the purchase price to be paid by the Borrower for all or substantially all of the common stock or assets of Cohen's, or (ii) to repay the Senior Debt. The remaining proceeds of the Loan (less all fees and expenses paid from the proceeds of the Loan on the Closing Date) will be used to repay the Senior Debt.

          (u) Tradenames. Schedule 5.01(u) hereto sets forth a complete and accurate list as of the Closing Date of all tradenames used by the Borrower and each Guarantor.

          (v) Solvency. After giving effect to the transactions contemplated by this Agreement and the Senior Credit Agreement and before and after giving effect to the Loan and each Senior Loan, each of the Borrower and the Guarantors is, individually and together with its Consolidated Subsidiaries, Solvent.

          (w) Power to Carry on Businesses. Each of the Loan Parties has all of the requisite power and authority to own and operate its properties and carry on its business as now conducted and as presently planned to be conducted.

          (x) Location of Bank Accounts. Schedule 5.01(x) hereto sets forth a complete and accurate list as of the Closing Date of all deposit and other accounts maintained by the Borrower and each Guarantor together with a description thereof (i.e., the bank at which such deposit or other account is maintained and the account number and the purpose thereof).

          (y) No Event of Default. No event has occurred and is continuing and no condition exists which constitutes a Default or an Event of Default.

          (z) Intellectual Property. The Borrower and each Guarantor owns or licenses or otherwise has the right to use all material licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyrights, copyright applications, franchises, authorizations and other intellectual property rights that are necessary for the operations of its business, which to the best of Borrower's knowledge are without infringement upon or conflict with the rights of any other Person with respect thereto, except for such infringements and conflicts which, individually or in the aggregate, could not have a Material Adverse Effect. Set forth in Schedule 5.01(z) is a complete and accurate list as of the Closing Date of all such material licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyrights, copyright applications, franchises, authorizations and other intellectual property rights of the Borrower and each Guarantor. To the knowledge of the Loan Parties, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Guarantor infringes upon or conflicts with any rights owned by any other Person, and, except as set forth in Schedule 5.01(z), no claim or litigation regarding any of the foregoing is pending or threatened, except for such infringements and conflicts which could not have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of the Borrower and each Guarantor, no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or proposed, which, individually or in the aggregate, could have a Material Adverse Effect.

          (aa) Material Contracts. Set forth in Schedule 5.01(aa) is a complete and accurate list as of the Closing Date of all Material Contracts of the Borrower and each Guarantor, showing the parties and subject matter thereof and amendments and modifications thereto. Each such Material Contract, to the best of Borrower's knowledge, (i) is in full force and effect and is binding upon and enforceable against the Borrower and each Guarantor party thereto and all other parties thereto in accordance with its terms, (ii) has not been otherwise amended or modified, and (iii) there exists no default under any Material Contract by the Borrower or Guarantors party thereto or any other party thereto.

          (bb) Senior Loan Documents. Set forth in Schedule 5.01(bb) are complete copies in all material respects of each of the Cohen's Acquisition Documents (as defined in the Senior Credit Agreement) (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof. None of such documents and agreements has been amended or supplemented, nor have any of the provisions thereof been waived, in any material respect, except pursuant to a written agreement or instrument which has heretofore been consented to by the Lender. Each Cohen's Acquisition Document has been duly executed and delivered by each Loan Party which is a party thereto and is in full force and effect; and the Cohen's Acquisition (as defined in the Senior Credit Agreement) has been duly consummated in accordance with the terms of the Cohen's Purchase Agreement (as defined in the Senior Credit Agreement), unless otherwise provided in the Cohen's Acquisition Documents.

The representations and warranties of each Loan Party contained in each Cohen's Acquisition Document to which it is a party is true and correct in all material respects, and will be true and correct in all material respects on the Closing Date as if made on and as of the Closing Date, and the Lender shall be entitled to rely on such representations and warranties with the same force and effect as if they were incorporated in this Agreement and made to the Lender directly. To the best knowledge of each Loan Party after due investigation, the representations and warranties of each party to each Cohen's Acquisition Document other than a Loan Party contained therein are true and correct in all material respects and will be true and correct in all material respects on the Closing Date as if made on and as of the Closing Date.

                                  ARTICLE VI

                   COVENANTS OF THE BORROWER AND GUARANTORS

          SECTION 6.01 Affirmative Covenants. So long as any principal of or interest on the Loan or any other Obligations (whether or not due) shall remain unpaid, the Borrower and the Guarantors will, unless the Lender shall otherwise consent in writing:

          (a)  Reporting Requirements.  Furnish to the Lender:

               (i) As soon as practicable and in any event within 90 days after the end of each fiscal year of the Borrower, consolidated and consolidating balance sheets, consolidated and consolidating statements of income and retained earnings and consolidated and consolidating statements of operations and cash flow of the Loan Parties as at the end of such fiscal year, and notes to each, setting forth in comparative form the corresponding figures for the immediately preceding fiscal year all in reasonable detail and prepared in accordance with GAAP, and accompanied by a report and an unqualified opinion, prepared in accordance with generally accepted auditing standards, of BDO Seidman or other independent certified public accountants of recognized national standing selected by the Loan Parties and satisfactory to the Lender, together with a written statement of such accountants to the effect that (A) such accountants examined such statements and balance sheet in accordance with generally accepted auditing standards and accordingly made such tests of accounting records and such other auditing procedures as such accountants considered necessary in the circumstances and (B) in the opinion of such accountants such statements and balance sheets present fairly, in all material respects, the consolidated financial position of the Loan Parties and their Consolidated Subsidiaries as of the end of such fiscal year and the results of its operations and the changes in its financial position for such fiscal year, in conformity with GAAP applied on a basis consistent with that of the preceding fiscal year (except for changes in application in which such accountants concur). A copy of such certificate or report shall be delivered to the Lender and signed by such independent public accountants and, as soon as available, a copy of any management letter received by each Loan Party from its independent public accountants, shall be delivered to the Lender. Each set of statements and balance sheets delivered pursuant to this Section 6.01(a)(i) shall be accompanied by a certificate or report dated the date of such statements and balance sheets by the accountants who certified or reported on such statements and balance sheets stating in substance that they have reviewed this Agreement and that in making the examination necessary for their certification of such statements and balance sheets they did not become aware of any Event of Default or Default based upon any financial covenant, or if they did become so aware, such certificate or report shall state the nature and period of existence thereof, if determinable.

          (ii) As soon as available and in any event (A) within 45 days after the end of each of the first three fiscal quarters of the Borrower, unaudited consolidated and consolidating balance sheets, consolidated and consolidating statements of income and retained earnings and consolidated and consolidating statements of cash flow of the Loan Parties as at the end of such quarter, and for the period commencing at the end of the immediately preceding fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the figures for the corresponding date or period of the immediately preceding fiscal year, all in reasonable detail and certified by a duly authorized officer of the Borrower as fairly presenting, in all material respects, the financial position of the Loan Parties as of the end of such quarter and the results of operations and changes in financial position of the Loan Parties for such quarter, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements of such Person furnished to the Lender, subject to year end adjustments. Each set of statements and balance sheets delivered pursuant to this Section 6.01(a)(ii) shall be accompanied by a certificate dated the date of such statements and balance sheet by a duly authorized of officer of each Loan Party stating in substance that he has reviewed this Agreement and that to the best of his knowledge he did not become aware of any Event of Default or Default, or if he did become so aware, such certificate shall state the nature and period of existence thereof, if determinable.

          (iii) As soon as available, and in any event within 30 days of the end of each month, unaudited consolidated and consolidating balance sheets, consolidated and consolidating statements of income and retained earnings and consolidated and consolidating statements of cash flow of the Loan Parties for such month and for the period from the beginning of such fiscal year to the end of such month all in reasonable detail and certified by a duly authorized officer of the Borrower as fairly presenting, in all material respects, the financial position of the Loan Parties as of the end of such month and the results of operations and changes in financial position of the Loan Parties for such month, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements furnished to the Lender, subject to year end adjustments. Each set of statements and balance sheets delivered pursuant to this Section 6.01(a)(iii) shall be accompanied by a certificate dated the date of such statements and balance sheet by a duly authorized officer of each Loan Party stating in substance that he has reviewed this Agreement and that to the best of his knowledge he did not become aware of any Event of Default or Default, or if he did become so aware, such certificate shall state the nature and period of existence thereof, if determinable.

          (iv) At the same time provided to the Senior Lender, each Borrowing Base Certificate (as defined in the Senior Loan Documents), together with all back-up therefor provided to the Senior Lender.

          (v) On or before January 31 of each year, financial projections, in form and substance satisfactory to the Lender, for the succeeding fiscal year for the Borrower, and all such financial projections to be reasonable, to be prepared on a reasonable basis and in good faith, and to be based on assumptions believed by the Borrower to be reasonable at the time made and from the best information then available to the Borrower.

          (vi) Promptly upon their becoming available, a copy of (A) all consultants' reports addressing financial or strategic affairs, investment bankers' reports, accountants' management letters, and final business plans, (B) all reports, financial statements or other information delivered by the Borrower to its members, (C) all reports, proxy statements, financial statements and other information generally distributed by any Loan Party to its creditors or the financial community in general; and (D) any audit or other reports submitted to any Loan Party by independent accountants in connection with any annual, interim or special audit.

          (vii) Promptly after submission to any Government Authority all documents and information furnished to such Government Authority in connection with any investigation of any Loan Party other than routine inquiries by such Governmental Authority, provided that furnishing such documents and information will not waive any privilege or confidentiality obligation of any Loan Party.

          (viii) As soon as possible, and in any event within five days after the occurrence of an Event of Default or Default or a Material Adverse Effect, the written statement of a duly authorized officer setting forth the details of such Event of Default, Default or Material Adverse Effect and the action which the Loan Parties propose to take with respect thereto.

          (ix) (A) As soon as possible and in any event (1) within 30 days after any Borrower or Guarantor knows that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Employee Plan has occurred, (2) within 10 Business Days after the Borrower or any Guarantor knows that any other Termination Event with respect to any Employee Plan has occurred, or (3) within 10 Business Days after the Borrower or any Guarantor knows that an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including installment payments) or an extension of any amortization period under Section 412 of the Code with respect to an Employee Plan, a statement of a duly authorized officer setting forth the details of such occurrence and the action, if any, which the Borrower and the Guarantors propose to take with respect thereto, (B) promptly and in any event within two Business Days after receipt thereof by the Borrower or any Guarantor from the Pension Benefit Guaranty Corporation, copies of each notice received by the Borrower or any Guarantor of the Pension Benefit Guaranty Corporation's intention to terminate any Plan or to have a trustee appointed to administer any Plan, (C) promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, if requested by the Lender copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Employee Plan and Multiemployer Plan, (D) promptly and in any event within 10 Business Days after the Borrower or any Guarantor knows or has reason to know that a required installment within the meaning of Section 412 of the Code has not been made when due with respect to an Employee Plan, a statement of a duly authorized officer setting forth the details of such occurrence and the action, if any, which the Borrower and the Guarantors propose to take with respect thereto, (E) promptly and in any event within 10 Business Days after receipt thereof by the Borrower or any Guarantor from a sponsor of a Multiemployer Plan or from the Pension Benefit Guaranty Corporation, a copy of each notice received by the Borrower or any Guarantor concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA or indicating that such Multiemployer Plan may enter reorganization status under Section 4241 of ERISA, and (F) promptly and in any event within 10 days after the Borrower or any Guarantor or any of its ERISA Affiliates sends notice of a plant closing or mass layoff (as defined in WARN) to employees, copies of each such notice sent by the Borrower or such Guarantor or any of its ERISA Affiliates.

               (x) Promptly upon request, such other information concerning the condition or operations, financial or otherwise, of any Loan Party as the Lender may, from time to time may reasonably request.

          (b) Compliance with Laws, Etc. Comply, and cause each of their respective Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders (including, without limitation, all Environmental Laws), such compliance to include, without limitation, (i) paying before the same become delinquent all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its properties, (ii) paying all lawful claims which if unpaid might become a Lien or charge upon any of its properties, except to the extent (A) contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the nonpayment thereof and with respect to which adequate reserves have been set aside for the payment thereof and (B) any notices thereof or relating thereto have been vacated and discharged from title to any of the Collateral affected thereby, and (iii) immediately discharging or vacating from title to any and all of the Collateral affected thereby Liens other than Permitted Liens.

          (c) Preservation of Existence, Etc. Maintain and preserve, and cause each of their Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by them or in which the transaction of their business makes such qualification necessary.

          (d) Keeping of Records and Books of Account. Keep, and cause each of their Subsidiaries to keep, adequate records and books of account, with complete entries made in accordance with GAAP.

          (e) Inspection Rights. Permit, and cause each of their Subsidiaries to permit, the Lender, or any agents or representatives thereof at any time and from time to time during normal business hours and, upon at least two Business Days' notice, to examine and make copies of and abstracts from their records and books of account, to visit and inspect their properties, to verify materials, leases, notes, accounts receivable, deposit accounts and other assets of the Borrower and each Guarantor to conduct audits, physical counts, valuations or examinations and to discuss their affairs, finances and accounts with any of the directors, officers, managerial employees, independent accountants or other representatives thereof.

          (f) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of their properties which are necessary or useful in the proper conduct of their business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which each of them is a party as lessee or under which each of them occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

          (g) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, with responsible and reputable insurance companies or associations insurance (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to their properties (including all real properties leased or owned by them) and business, in such amounts and covering such risks, as is required by any Governmental Authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event in amount, adequacy and scope reasonably satisfactory to the Lender. All certificates of insurance are to be delivered with the loss payable and additional insured endorsement in the Lender's favor, and shall provide for not less than 30 days' prior written notice to the Lender of the exercise of any right of cancellation. If the Borrower or any Guarantor fails to maintain such insurance, the Lender may arrange for such insurance, but at the Borrower's expense and without any responsibility on the Lender's part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence and during the continuance of an Event of Default, the Lender (or, to the extent that it is the primary loss payee, the Senior Lender, subject to the terms of the Senior Intercreditor Agreement) shall have the sole right, in the name of the Lender and the Borrower and Guarantors, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

          (h) Environmental. (i) Keep any property either owned or operated by it or any of its Subsidiaries free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Lien; (ii) comply, and cause its Subsidiaries to comply, in all material respects with Environmental Laws and shall provide to the Lender documentation of such compliance which the Lender reasonably requests; (iii) promptly notify the Lender of any Release of a Hazardous Material in excess of any reportable quantity from or onto property owned or operated by any Loan Party or any of its Subsidiaries and take any Remedial Actions required to abate said Release or otherwise to come into compliance with applicable Environmental Law; and (iv) promptly provide the Lender with written notice within ten (10) days of the receipt of any of the following: (a) notice that an Environmental Lien has been filed against any of the real or personal property of any

Loan Party; (b) commencement of any Environmental Action or notice that an Environmental Action will be filed against any Loan Party; and (c) notice of a violation, citation or other administrative order which would reasonably be expected to have a Material Adverse Effect.

          (i) Further Assurances. Take such action and execute, acknowledge and deliver, and cause each of its Subsidiaries to take such action and execute, acknowledge and deliver, at its sole cost and expense such agreements, instruments or other documents as the Lender may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement and the other Loan Documents, (ii) to maintain the validity and effectiveness of any of the Loan Documents, and (iii) to better assure, convey, grant, assign, transfer and confirm unto the Lender the rights now or hereafter intended to be granted to the Lender under this Agreement or any other Loan Document.

          (j) Executive Committee. If the Borrower shall at any time become a corporation, its Governing Documents shall provide (i) for the existence of an executive committee or similar body and (ii) the right for the Lender to appoint a member to such body upon the occurrence of an Event of Default.

          (k) Cohen's Intercreditor Agreement. On or before the date that is six months after the Closing Date, the Borrower shall deliver to the Lender the Cohen's Intercreditor Agreement, in form and substance satisfactory to the Lender, duly executed by Cohen's, the Borrower and the Guarantors.

          SECTION 6.02. Negative Covenants. So long as any principal of or interest on any Loan or any other Obligations (whether or not due) shall remain unpaid, the Borrower and each Guarantor will not, unless the Lender shall otherwise consent in writing:

          (a) Liens, Etc. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien upon or with respect to any of its properties, rights or other assets, whether now owned or hereafter acquired, or assign or otherwise transfer, or permit any of its Subsidiaries to assign or otherwise transfer, any right to receive income, other than the following ("Permitted Liens"):

               (i) Liens or security interests created pursuant to the Senior Loan Documents, and any extension of maturity, refinancing or modification of the terms thereof; provided, however, that such extension, refinancing or modification (A) is pursuant to terms that are not materially less favorable to the Loan Parties than the terms of the Indebtedness created under the Senior Loan Documents and (B) after giving effect to the extension, refinancing or modification, the Borrower remains in compliance with the covenants set forth in
Section 6.02(n) hereof; and any Liens permitted under the Senior Loan Documents;

               (ii) Liens existing on the date hereof, as set forth in Schedule 6.02(a) hereto, but not the extension of coverage thereof to other property or the extension of maturity, refinancing or other modification of the terms thereof or of the Indebtedness secured thereby;

          (iii) Liens created by operation of law (other than Environmental Liens, except to the extent permitted by Section 6.01(h) hereof), such as materialmen's liens, mechanics' liens and other similar Liens, arising in the ordinary course of business and securing claims the payment of which shall not be required by Section 6.01(b) hereof;

          (iv) deposits, pledges or Liens (other than Liens arising under ERISA or the Code) securing (A) obligations incurred in respect of workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, (B) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations, or (C) obligations on surety or appeal bonds, but only to the extent such deposits, pledges or Liens are incurred or otherwise arise in the ordinary course of business and secure obligations which are not past due;

          (v) restrictions or covenants on the use of real property and minor irregularities in the title thereto which do not (A) secure obligations for the payment of money or (B) materially adversely impair the value or marketability of such property or its use by the Borrower or any Guarantor in the normal conduct of such Person's business, provided that in all such cases the Borrower or relevant Guarantor complies in all material respects with all of its obligations under such title restrictions or covenants;

          (vi)  Liens securing Capitalized Leases permitted by Section 6.02(g);

          (vii) Purchase money Liens on or purchase money security interests in equipment securing Indebtedness permitted by Section 6.02(b)(v) and 6.02(h); and

          (viii) Non-consensual Liens, but only if the Borrower has posted a bond or other financial assurance sufficient to satisfy the Indebtedness secured by such Lien.

     (b) Indebtedness. Create, incur or suffer to exist, or permit any of its Subsidiaries to create, incur or suffer to exist, any Indebtedness, other than:

          (i) Indebtedness created hereunder, under the Note, the Cohen's Purchase Money Note or the Senior Loan Documents;

          (ii)  Indebtedness existing on the date hereof, as set forth in
Schedule 6.02(b) hereto, and any extension of maturity, refinancing or modification of the terms thereof; provided, however, that such extension, refinancing or modification (A) is pursuant to terms that are not materially less favorable to the Loan Parties than the terms of the Indebtedness being extended, refinanced or modified and (B) after giving effect to the extension, refinancing or modification, such Indebtedness is not greater than the amount of Indebtedness outstanding immediately prior to such extension, refinancing or modification;

          (iii) Indebtedness under Capitalized Leases permitted by Section 6.02(g);

               (iv) Indebtedness secured by Liens permitted by Section 6.02(a)(vii); and

               (v) Other Indebtedness only if, after giving effect to such Indebtedness, the Loan Parties would maintain compliance with the covenants set forth in Section 6.02(n) herein.

          (c) Guaranties, Etc. Assume, guarantee, endorse or otherwise become directly or contingently liable (including, without limitation, liable by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss), in connection with any Indebtedness of any other Person (other than, in the case of the Borrower, guaranties of Indebtedness of the Guarantors), other than

               (i) guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business; and

               (ii)  guaranties existing on the date hereof, as set forth in
Schedule 6.02(c) hereto, but not any renewal or other modification thereof.

          (d) Merger, Consolidation, Sale of Assets, Etc. (i) Merge or consolidate with any Person, or permit any of its Subsidiaries to merge or consolidate with any Person (a) if such merger results in a Change of Control or
(b) if, upon giving effect to such merger, the Borrower, on a pro forma basis, would not be in compliance with any covenant set forth in this Article VI; provided, however, that any direct or indirect Subsidiary of the Borrower may be merged into the Borrower or another such Subsidiary of the Borrower, or may consolidate with another such Subsidiary of the Borrower or may split into separate corporations (as long as such split does not affect the Borrower's direct or indirect ownership of such Subsidiaries), so long as (x) no other provision of this Agreement would be violated thereby, (y) the Borrower gives the Lender at least 30 days' prior written notice of such merger or consolidation or split, and (z) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction.

               (ii) Sell, assign, lease or otherwise transfer or dispose of, or permit any of its Subsidiaries to sell, assign, lease or otherwise transfer or dispose of, whether in one transaction or in a series of related transactions, any of its properties, rights or other assets whether now owned or hereafter acquired to any Person, provided that (A) the Borrower and each Guarantor may sell Inventory in the ordinary course of business, (B) the Borrower and each of the Guarantors may dispose of obsolete or worn-out property in the ordinary course of business, and (C) the Borrower and each of the Guarantors may sell or otherwise dispose of assets, other than Inventory, for fair market value, but only to the extent permitted by the Senior Lender.

          (e) Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof outside of the general scope and market of the Loan Parties' present business, provided that nothing herein shall prohibit the Loan Parties from ceasing operations in a particular market or seeking to enter new markets or introduce new products, provide such activities are within the general scope of their business as currently conducted.

          (f) Loans, Advances, Investments, Etc. Make, or permit any of its Subsidiaries to make, any loan or advance to any Person or purchase or otherwise acquire, or permit any of its Subsidiaries to purchase or otherwise acquire, any capital stock, properties, assets or obligations of, or any interest in, any Person, other than (i) raw materials purchased in the ordinary course of business, (ii) trade credit extended in the ordinary course of business and
(iii) Permitted Investments.

          (g) Lease Obligations. Create, incur or suffer to exist, or permit any of its Subsidiaries to create, incur or suffer to exist, any obligations as lessee (i) for the payment of rent for any real or personal property in connection with any sale and leaseback transaction, or (ii) for the payment of rent for any real or personal property under leases or agreements to lease other than (A) obligations under Capitalized Leases which would not cause the aggregate amount of all obligations under Capitalized Leases entered into after the Closing Date owing by the Borrower and the Guarantors in any Fiscal Year to exceed the amounts set forth in subsection (h) of this Section 6.02, and (B) Consolidated Lease Expense which would not cause the aggregate amount of all Consolidated Lease Expense owing by the Borrower and the Guarantors in any Fiscal Year to exceed $1,350,000 or such greater amount as shall be approved by the Lender.

          (h) Capital Expenditures. Make or be committed to make, or permit any of its Subsidiaries to make or be committed to make, any Capital Expenditure (by purchase or capitalized lease) other than Capital Expenditures (including obligations under Capitalized Leases) which would not cause the aggregate amount of all such Capital Expenditures to exceed (a) $250,000 during the period from the closing date under the Senior Credit Agreement through December 31, 1997,
(b) $1,000,000 during the Fiscal Year of the Borrower ending on the Friday closest to December 31, 1998, and (c) $600,000 in any, Fiscal Year of the Borrower thereafter.

          (i) Dividends, Prepayments, Etc. Declare or pay any dividends, purchase or otherwise acquire for value any of its membership interests or other Capital Stock now or hereafter outstanding, return any capital to its members as such, or make any other payment or distribution of assets to its stockholders as such, or permit any of its Subsidiaries to do any of the foregoing or to purchase or otherwise acquire for value any stock of the Borrower or its Subsidiaries, or make any payment or prepayment of principal of, premium, if any, or interest on, or redeem, defease or otherwise retire, any Indebtedness before its scheduled due date; provided, however, that the Borrower may make distributions to each of its members on the dates and in the amounts specified in Section 4.4 of the Borrower's Operating Agreement (as in effect on the date hereof), so long as (i) the Borrower is and was during the entire period of such quarter a partnership for federal income tax purposes that is not taxed as an association taxable as a corporation pursuant to Section 7701 of the Code or as a corporation pursuant to Section 7704 of the Code, (ii) solely with respect to such distributions to Zahn, Gould and Kraff, no Default or Event of Default has occurred and is continuing under Sections 8.01(a), (e) (solely with respect to payment default under the Senior Loan Documents), (g) and (h) at the time of such distribution, and (iii) at least five Business Days prior to the making of any such distribution, the Borrower shall (A) notify the Lender of the amount and date of the proposed distribution and the aggregate amount of all distributions previously made pursuant to this proviso in respect of such calendar quarter, and (B) provide a statement from the chief financial officer of the Borrower setting forth in reasonable detail a calculation of the amount of such distributions for such members for such calendar quarter. Notwithstanding anything herein to the contrary contained herein, until one calendar quarter following the occurrence of an Event of Default of which the Lender provides written notice the Borrower may fund the amount as provided in this Section 6.02(i), but not thereafter.

          (j) Federal Reserve Regulations. Permit the Loan or the proceeds of the Loan under this Agreement to be used for any purpose which violates or is inconsistent with the provisions of Regulations G, T, U or X of the Board.

          (k) Transactions with Affiliates. Enter into or be a party to, or permit any Subsidiary to enter into or be a party to any transaction with any Affiliate of the Borrower except in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business for fair consideration and on terms no less favorable to the Borrower or any Guarantor as are available from unaffiliated third parties. The Affiliate transactions set forth in Schedule 6.02(k) are expressly permitted.

          (1) Environmental. The Borrower and the Guarantors shall not allow the use, handling, generation, storage, treatment, release or disposal of Hazardous Materials at any property owned or leased by each Loan Party except in compliance with Environmental Laws and so long as such use, handling, generation, storage, treatment, release or disposal of Hazardous Materials does not result in a violation of Environmental Law which would have a Material Adverse Effect.

          (m) ERISA. (A) Engage or permit any ERISA Affiliate to engage, in any transaction described in Section 4069 of ERISA; (B) engage, or permit any ERISA Affiliate to engage, in any prohibited transaction described in Section 406 of ERISA or 4975 of the Code for which a statutory or class exemption is not available or a private exemption has not previously been obtained from the Department of Labor; (C) adopt or permit any ERISA Affiliate to adopt any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA or applicable law; (D) fail to make any contribution or payment to any Multiemployer Plan which any of the Loan Parties or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; (E) fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 of the Code on or before the due date for such installment or other payment.

          (n)  Financial Covenants.

               (i) The Borrower shall not permit its Consolidated EBITDA for any twelve month period ending on the last day of each month during the periods set forth below to be less than the amount specified below opposite such period:


 Period                                             Consolidated EBITDA
 ------                                             -------------------
 Closing Date through December 31, 1997                  $ 5,750,000
 January 1, 1998 through September 30, 1998              $ 5,750,000
 September 30, 1998 through November 30, 1998            $ 7,500,000
 December 1, 1998 through December 31, 1998              $ 8,500,000
 January 1, 1999 through September 30, 1999              $ 8,500,000
 October 1, 1999 through November 30, 1999               $ 9,500,000
 December 1, 1999 through December 31, 1999              $10,500,000
 January 1, 2000 through September 30, 2000              $10,500,000
 October 1, 2000 through November 30, 2000               $11,250,000
 December 1, 2000 through December 31, 2000              $12,000,000
 January 1, 2001 through September 30, 2001              $12,000,000
 October 1, 2001 through November 30, 2001               $12,750,000
 December 1, 2001 through December 31, 2001              $13,250,000

               (ii) The Borrower shall not permit its Interest Coverage Ratio, measured at the end of each fiscal quarter ending on the Friday closest to the dates listed below to be less than the figure specified below:


 Year                                         Interest Coverage Ratio
 ----                                         -----------------------
 December 31, 1997                                      2.75
 March 31, 1998                                         2.75
 June 30, 1998                                          2.75
 September 30, 1998                                     3.00
 December 31, 1998                                      3.00
 March 31, 1999                                         3.00
 June 30, 1999                                          3.00
 September 30, 1999                                     3.00
 December 31, 1999 and thereafter                       3.75

               (iii) The Borrower shall not permit its Debt-to-EBITDA Ratio measured at the end of each fiscal quarter ending on the Friday closest to the dates listed below to be greater than the figure specified below:

                  Year                            Debt-to-EBITDA Ratio
                  ----                            --------------------
                  December 31, 1997                       6.40
                  March 31, 1998                          6.40
                  June 30, 1998                           6.40
                  September 30, 1998                      5.20
                  December 31, 1998                       4.25
                  March 31, 1999                          4.25
                  June 30, 1999                           4.25
                  September 30, 1999                      3.75
                  December 31, 1999                       3.75
                  March 31, 2000 and thereafter           3.50

               (iv) At any time following any repayment or refinancing of the amounts outstanding under the Senior Loan Documents with any lender other than CIBC, the Borrower shall not permit its Senior Debt-to-EBITDA Ratio measured at the end of each fiscal quarter ending on the Friday closest to the dates listed below to be greater than the figure specified below:

                  Year                      Senior Debt-to-EBITDA Ratio
                  ----                      ---------------------------
                  December 31, 1997                     6.15
                  March 31, 1998                        6.15
                  June 30, 1998                         6.15
                  September 30, 1998                    5.05
                  December 31, 1998                     4.10
                  March 31, 1999                        4.10
                  June 30, 1999                         4.10
                  September 30, 1999                    3.60
                  December 31, 1999                     3.60
                  March 31, 2000 and thereafter         3.25

               (v) The Borrower shall maintain its fiscal year to mean the twelve-month period ending on the Friday nearest to December 31 of each year.


                                  ARTICLE VII

                                   GUARANTY

          SECTION 7.01. Guaranty. Each of the Borrower and each Guarantor, jointly and severally, hereby (i) irrevocably, absolutely and unconditionally guarantees the prompt payment, as and when due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), of (A) all of the Guaranteed Obligations of such Guarantor, including, without limitation, all amounts now or hereafter owing in respect of the Loan Documents, whether for principal, interest, fees, expenses or otherwise, and (B) all indebtedness, obligations and other liabilities, direct or indirect, absolute or contingent, now existing or hereafter arising of the Borrower to the Lender and (ii) agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Lender in enforcing its rights under this Article VII.

     SECTION 7.02. Obligations Unconditional.

          (a) Each of the Borrower and each of the Guarantors hereby jointly and severally guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender with respect thereto. Each Guarantor agrees that its guarantee constitutes a guaranty of payment when due and not of collection, and waives any right to require that any resort be had by the Lender to any security held for payment of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Lender in favor of the Borrower or for any other reason. The liability of the Borrower and each of the Guarantors hereunder shall be absolute and unconditional, joint and several, irrespective of: (i) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto; (ii) any extension or change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Guaranteed Obligations (including, without limitation, any extension for longer than the original period), or any other amendment or waiver of or consent to any departure from any provision of any Loan Document; (iii) any release or amendment or waiver of or consent to any departure from any other guaranty, for all or any of the Guaranteed Obligations; or (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower or any other guarantor in respect of the Guaranteed Obligations of the Guarantors in respect hereof.

          (b) This Guaranty (i) is a continuing guaranty and shall remain in full force and effect until such date on which all of the Guaranteed Obligations and all other expenses to be paid by the Borrower or any Guarantors pursuant hereto shall have been satisfied in full, (ii) shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Lender upon the insolvency, bankruptcy or reorganization of the Borrower or any Guarantor or otherwise, all as though such payment had not been made, and (iii) shall be binding upon the Borrower, each Guarantor, their successors and assigns.

     SECTION 7.03. Waivers. The Borrower and each of the Guarantors hereby waive, to the extent permitted by applicable law, (i) promptness and diligence,
(ii) notice of acceptance and notice of the incurrence of any Guaranteed Obligation, (iii) notice of any action taken by the Lender or the Borrower or any other agreement or instrument relating thereto, (iv) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Guaranteed Obligations or of the obligations of the Borrower and the Guarantors hereunder, the omission of or delay in which, but for the provisions of this Section 7.03, might constitute grounds for relieving the Borrower or the Guarantors of their obligations hereunder, (v) any requirement that the Lender protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against any Person or any Collateral, and (vi) any other defenses available to the Borrower or any such Guarantor. All such waivers by any Guarantor shall be effective only to the extent permitted by applicable law.

     SECTION 7.04. Subrogation. Except as provided in Section 3.02 hereof, the Borrower and each of the Guarantors hereby irrevocably waives and agrees that it will not exercise any and all rights which it has or may have at any time or from time to time (whether arising directly or indirectly by operation of law or contract) to assert any claim against the Borrower or any Guarantor on account of any payments made under this Agreement, including, without limitation, and all existing and future rights of subrogation, reimbursement, exoneration, contribution and/or indemnity. If any amount shall be paid to the Borrower or any Guarantor on account of such rights at any time when all of such Guaranteed Obligations and all other Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Lender, shall be segregated from the other funds of the Borrower or such Guarantor and shall forthwith be paid over to the Lender to be applied in whole or in part by the Lender against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of this Agreement.

     SECTION 7.05. No Waiver; Remedies. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedy provided by law.

     SECTION 7.06. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower in respect of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Borrower and the Guarantors hereunder forthwith on demand by the Lender.

                                 ARTICLE VIII

                               EVENTS OF DEFAULT

     SECTION 8.01. Events of Default. If any of the following ("Events of Default") shall occur and be continuing:

          (a) Any Loan Party fails to pay any principal of the Loan when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or any Loan Party fails to pay any interest on the Loan, or fails to pay any other amount payable under this Agreement or any other Loan Document when due;

          (b) Any representation or warranty made by any Loan Party or any officer of such Loan Party under or in connection with any Loan Document shall have been incorrect in any material respect when made;

          (c) Any Loan Party fails to perform or observe any covenant contained in Section 6.02 hereof;

          (d) Any Loan Party fails to perform or observe any other term, covenant or agreement contained in any Loan Document and to be performed or observed by such Loan Party and such failure, if capable of being remedied, shall remain unremedied for 15 days after written notice thereof shall have been given by the Lender to such Loan Party;

          (e) Any Event of Default under, and as defined in, the Senior Loan Documents or the Cohen's Purchase Money Note occurs and is continuing;

          (f) Any Loan Party fails to pay any principal or interest on any of its Indebtedness (excluding Indebtedness evidenced by the Note) in excess of $1,000,000 outstanding in the aggregate at any time, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness in excess of such amount shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

          (g) Any Loan Party (i) shall institute any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for such Loan Party or for any substantial part of its property, (ii) shall be generally not paying its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, (iii) shall make a general assignment for the benefit of creditors, or (iv) shall take any action to authorize or effect any of the actions set forth above in this subsection (g);

          (h) Any proceeding shall be instituted against any Loan Party seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for such Loan Party or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of 45 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur;

          (i) Any material provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by any Loan Party or any Governmental Authority or other regulatory body having jurisdiction over such Loan Party, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny in writing that such Loan Party has any liability or obligation purported to be created under any Loan Document;

          (j) One or more judgments or orders (other than a judgment or award described in subsections (g) or (h) of this Section 8.01) for the payment of money exceeding any applicable insurance or bond coverage by more than $1,000,000 in the aggregate shall be rendered against any Loan Party and either
(i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order, or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

          (k) The Borrower or any Guarantor or any ERISA Affiliate shall have made a complete or partial withdrawal from a Multiemployer Plan, and, as a result of such complete or partial withdrawal, the Borrower or such Guarantor or such ERISA Affiliate incurs a withdrawal liability in an annual amount exceeding $1,000,000; or a Multiemployer Plan enters reorganization status under Section 4241 of ERISA, and, as a result thereof, the Borrower's, such Guarantor's or such ERISA Affiliate's annual contribution requirement with respect to such Multiemployer Plan increases in an annual amount exceeding $1,000,000;

          (l) Any Termination Event with respect to any Employee Plan shall have occurred, and, 30 days after notice thereof shall have been given to the Borrower by the Lender, (i) such Termination Event (if correctable) shall not have been corrected, and (ii) the then current value of such Employee Plan's vested benefits exceeds the then current value of assets allocable to such benefits in such Employee Plan by more than $1,000,000 (or, in the case of a Termination Event involving liability under Section 409, 502(i), 502(1), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of
the Code, the liability is in excess of such amount);

          (m) Any of the Loan Parties shall have entered into any consent or settlement decree or agreement or similar arrangement with a Governmental Authority (other than those disclosed on Schedule 5.01(q) hereto) or any judgment, order, decree or similar action shall have been entered against any of the Loan Parties based on or arising from the violation of or pursuant to any Environmental Law, or the generation, storage, transportation, treatment, disposal or Release of any Hazardous Material and, in connection with all of the foregoing, the Loan Parties incur Environmental Liabilities and Costs which are unstayed, due and owing in an amount in excess of $1,000,000 in the aggregate;

          (n) Any non-monetary judgment or order shall be entered against any Loan Party which does or could reasonably be expected to have a Material Adverse Effect, and there shall be a period of ten consecutive days during which a stay or enforcement of such judgment or order shall not be in effect; or

          (o) Any property (if the aggregate of the higher of the original purchase price and the replacement cost for such property is in excess of $200,000) of any Loan Party shall be seized or otherwise attached by any Person or Governmental Authority pursuant to any legal process or other means including, without limitation, distress, execution or similar action and such seizure or attachment is not released, bonded, satisfied, discharged, stayed or vacated within 15 days;

then, and in any such event, the Lender may, by notice to the Borrower, (i) declare the Loan, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Loan, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan Party, provided, however, that upon the occurrence of any Event of Default described in subsection (g) or (h) of this
Section 8.01, the Loan, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by each Loan Party, (ii) appoint a designee as a member of the Borrower's executive committee or similar body (if the Borrower is a corporation) and (iii) exercise any and all of its other rights under applicable law, hereunder and under the other Loan Documents.

                                  ARTICLE IX

                                 MISCELLANEOUS

     SECTION 9.01. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed, telecopied, telexed, telegraphed or delivered, if to the Borrower, at the following address:

     Diversified Food Group LLC
     6901 North Hamlin Avenue
     Lincolnwood, IL 60645
     Attention: Andrew Zahn

     Telephone: (847) 763-3310
     Telecopier: (847) 763-0022

with a copy to:

     Shefsky & Froelich Ltd.
     444 North Michigan

     Chicago, lllinois 60611
     Attention: Howard Davis, Esq.

     Telephone: (312) 527-4000
     Telecopier: (312) 527-5921

if to the Lender, to it at the following address:

     Madeleine LLC
     450 Park Avenue, 28th Floor
     New York, New York 10022
     Attention: Robert Davenport

     Telephone: (212) 891-2117
     Telecopier: (212) 758-5305

with a copy to:

     Schulte Roth & Zabel LLP
     900 Third Avenue
     New York, New York 10022
     Attention: Mark A. Neporent, Esq.

     Telephone: (212) 756-2000
     Telecopier: (212) 593-5955

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 9.01. All such notices and other communications shall be effective, (i) if mailed, when received or five days after deposited in the mails, whichever occurs first (ii) if telecopied, when transmitted, (iii) if telexed, when sent and the appropriate answerback is received, (iv) if telegraphed, when delivered to the telegraph company, or (v) if delivered, upon delivery.

     SECTION 9.02. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the other Loan Documents, and no consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by such Loan Party and the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 9.03. No Waiver; Remedies, Etc. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Lender provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Lender under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Lender to exercise any of their rights under any other Loan Document against such party or against any other Person.

     SECTION 9.04. Expenses; Taxes; Attorneys' Fees. The Borrower agrees to pay or cause to be paid, on demand, and to save the Lender harmless against liability for the payment of, all reasonable out-of-pocket expenses, regardless of whether the transactions contemplated hereby are consummated, including but not limited to reasonable fees and expenses of counsel for the Lender, accounting, due diligence, periodic field audits (not to exceed one audit per year), investigation, monitoring of assets, syndication, miscellaneous disbursements, examination, travel, lodging and meals, incurred by the Lender from time to time arising from or relating to: (i) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Loan Documents, (ii) any requested amendments, waivers or consents to this Agreement or the other Loan Documents whether or not such documents become effective or are given, (iii) the preservation and protection of any of the Lender's rights under this Agreement or the other Loan Documents, (iv) the defense of any claim or action asserted or brought against the Lender by any Person that arises from or relates to this Agreement, any other Loan Document, the Lender's claims against the Loan Party, or any and all matters in connection therewith, (v) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any other Loan Document,
(vi) the filing of any petition, complaint, answer, motion or other pleading by the Lender in connection with this Agreement or any other Loan Document, (vii) any attempt to collect from any Loan Party, (viii) the receipt of any advice with respect to any of the foregoing, (ix) all liabilities and costs arising from or in connection with the past, present or future operations of the Loan Parties involving any damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property, (x) any Environmental Liabilities and Costs incurred in connection with the investigation, removal, cleanup and/or remediation of any Hazardous Materials present or arising out of the operations of any facility of any Loan Party, or (xi) any Environmental Liabilities and Costs incurred in connection with any Environmental Lien. Without limitation of the foregoing or any other provision of any Loan Document: (A) the Borrower agrees to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Lender to be payable in connection with this Agreement or any other Loan Document, and the Borrower agrees to save the Lender harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions, and (B) if the Borrower fails to perform any covenant or agreement contained herein or in any other Loan Document, the Lender may itself perform or cause performance of such covenant or agreement, and the expenses of the Lender incurred in connection therewith shall be reimbursed on demand by the Borrower.

     SECTION 9.05. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, the Lender may, and is hereby authorized to, at any time and from time to time, without notice to any Loan Party (any such notice being expressly waived by the Loan Party) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of any Loan

Party against any and all obligations of the Borrower now or hereafter existing under any Loan Document, irrespective of whether or not the Lender shall have made any demand hereunder or thereunder and although such obligations may be contingent or unmatured. The Lender agrees to notify the Borrower promptly after any such set-off and application made by the Lender provided that the failure to give such notice shall not affect the validity of such set-off and application.

     SECTION 9.06. Severability. Any provision of this Agreement, or of any other Loan Document to which any Loan Party is a party, which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 9.07.  Assignments and Participations.

          (a) This Agreement and the Note shall be binding upon and inure to the benefit of the Loan Parties and the Lender and their respective successors and assigns, except that the Loan Parties may not assign or transfer any of their rights hereunder, or under the Note, without the prior written consent of the Lender. Except as provided in this Section 9.07, this Agreement shall not inure to the benefit of any party other than the Loan Party and the Lender.

          (b) (i) The Borrower shall maintain, or cause to be maintained, a register (the "Register") on which it enters the name of the Lender as the registered owner of each Loan held by the Lender. A Registered Loan (and the Registered Note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each Registered Note shall expressly so provide). Any assignment or sale of all or part of such Registered Loan (and the Registered Note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the Registered Note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such Registered Note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new Registered Notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the Registered Note, if any evidencing the same), the Borrower shall treat the Person in whose name such Loan (and the Registered Note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary.

               (ii) In the event that the Lender sells participations in any Registered Loan, the Lender shall, as the Borrower's agent, maintain a register on which it enters the name of all participants in such Registered Loan (the "Participant Register"). A Registered Loan (and the Registered Note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each Registered Note shall expressly so provide). Any participation of such Registered Loan (and the Registered Note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.

               (iii) Any foreign Person who purchases or is assigned or participates in any portion of any Loan shall provide the Borrower (in the case of a purchase or assignment) or the Lender (in the case of a participation) with a completed Internal Revenue Service Form W-8 (Certificate of Foreign Status) or a substantially similar form for such purchaser, participant or any other affiliate who is a holder of beneficial interests in any Loan.

          (c) The Lender may at any time sell, assign or participate all or any portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Loan made by it, or the Note held by it) without the consent of the Loan Parties. The Loan Parties shall execute and deliver such Notes and any amendment or other modification or restatement of this Agreement or any Loan Document as may be requested by the Lender to reflect any such sale or assignment.

     SECTION 9.08. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

     SECTION 9.09. GOVERNING LAW. THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

     SECTION 9.10.  CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE.
ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH LOAN PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH LOAN PARTY AT ITS ADDRESS FOR NOTICES AS SET FORTH IN SECTION 9.01, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE LENDER TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST EACH LOAN PARTY IN ANY OTHER JURISDICTION. EACH LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY

CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT EACH LOAN PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH LOAN PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     SECTION 9.11. WAIVER OF JURY TRIAL, ETC. EACH LOAN PARTY AND THE LENDER HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT, THE NOTE OR OTHER LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH LOAN PARTY CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF THE LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH LOAN PARTY HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THIS AGREEMENT.

     SECTION 9.12. Consent by the Lender. Except as otherwise expressly set forth herein to the contrary, if the consent, approval, satisfaction, determination, judgment, acceptance or similar action (an "Action") of the Lender shall be permitted or required pursuant to any provision hereof or any provision of any other agreement to which each Loan Party is a party and to which the Lender has succeeded thereto, such Action shall be required to be in writing and may be withheld or denied by the Lender with or without any reason, and without being subject to question or challenge on the grounds that such Action was not taken in good faith.

     SECTION 9.13. No Party Deemed Drafter. The Loan Parties and the Lender agree that no party hereto shall be deemed to be the drafter of this Agreement.

     SECTION 9.14. Reinstatement; Certain Payments. If claim is ever made upon the Lender for repayment or recovery of any amount or amounts received by the Lender in payment or on account of any of the Obligations, the Lender shall give prompt notice of such claim to the Borrower, and if the Lender repays all or part of such amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over the Lender or any of its property, or (ii) any good faith settlement or compromise of any such claim effected by the Lender with any such claimant, then and in such event the Borrower agrees that (A) any such judgment, decree, order, settlement or compromise shall be binding upon it notwithstanding the cancellation of the Note or other instrument evidencing the Obligations or the other Loan Documents or the termination of this Agreement or the other Loan Documents, and (B) it shall be and remain liable to the Lender hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Lender.

     SECTION 9.15. Indemnification. In addition to all of the other Obligations of the Loan Parties under this Agreement each Loan Party agrees to defend, protect, indemnify and hold harmless the Lender and all of the respective officers, directors, employees, attorneys, consultants and agents of the Lender (collectively called the "Indemnitees") from and against any and all losses, damages, liabilities, obligations, penalties, fees, reasonable costs and expenses (including, without limitation, reasonable attorneys' fees, costs and expenses) incurred by such Indemnitees, whether prior to or from and after the Closing Date, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with any of the following: (i) the negotiation, preparation, execution or performance or enforcement of this Agreement, any other Loan Document or of any other document executed in connection with the transactions contemplated by this Agreement, (ii) the Lender's furnishing of funds to such Loan Party for the account of such Loan Party under this Agreement, (iii) any matter relating to the financing transactions contemplated by this Agreement or by any document executed in connection with the transactions contemplated by this Agreement, or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (collectively, the "Indemnified Matters"); provided, however, that the Loan Parties shall not have any obligation to any Indemnitee under this Section 9.15 for any Indemnified Matter caused by the gross negligence or willful misconduct of such Indemnitee, as determined by a final judgment of a court of competent jurisdiction or by settlement agreement among the Lender and the other parties in question. Such indemnification for all of the foregoing losses, damages, fees, costs and expenses of the Indemnitees are chargeable against the Loan Account. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 9.15 may be unenforceable because it is violative of any law or public policy, the Loan Parties shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. This Indemnity shall survive the repayment of the Obligations and the discharge of the Liens granted under the Loan Documents.

     SECTION 9.16. Records. The unpaid principal of and interest on the Note, the interest rate or rates applicable to such unpaid principal and interest, the duration of such applicability, and the accrued and unpaid Servicing Fee shall at all times be ascertained from the records of the Lender, which shall be conclusive and binding absent manifest error.

     SECTION 9.17. Binding Effect. This Agreement shall become effective when it shall have been executed by the Loan Parties and the Lender and when the conditions precedent set forth in Section 4.01 hereof have been satisfied or waived by the Lender, and thereafter shall be binding upon and inure to the benefit of the Loan Parties and the Lender, and their respective successors and assigns, except that the Loan Parties shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of the Lender, and the assignment by the Lender shall be governed by Section 9.07 hereof.

     SECTION 9.18. Preemptive Rights. As long as any Obligations remain outstanding, if any Loan Party intends to obtain any financing other than any traditional LIBOR- or prime rate-based financing provided by an institutional lender, the Borrower shall provide the Lender with written notice of the intention to obtain such financing. The Lender shall have the right to negotiate with such Loan Party or Parties to provide such financing (provided that the Lender must give the Borrower written notice of its intent to exercise its right to negotiate within five (5) days of its receipt of the notice referred to in the immediately preceding sentence). The Loan Parties agree to negotiate with the Lender in good faith, and shall not negotiate with any other entity with respect to such financing for fifteen (15) days following the Borrower's receipt of notice from the Lender of its intent to exercise its right to negotiate. If the Lender and such Loan Party or Parties do not enter into a written commitment to provide such financing within such fifteen day period, the such Loan Party or Parties may negotiate and enter into such financing with any other entity.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    BORROWER:
                                    --------

                                    By: /S/
                                        ------------------------------
                                          Title: President
                                                 --------------------


                                    GUARANTORS:
                                    ----------

                                    CLASSIC CONFECTIONERY, L.L.C.

                                    By: /S/
                                        -----------------------------
                                          Title: President
                                                 --------------------


                                    RESTAURANIC, INC.

                                    By: /S/
                                        -----------------------------
                                          Title: President
                                                 --------------------


                                    GREAT AMERICAN ICE CREAM
                                    COMPANY, LLC

                                    By: /S/
                                        -----------------------------
                                          Title: President
                                                 --------------------


                                    COHEN'S KOSHER FOOD, L.L.C.

                                    By: /S/
                                        -----------------------------
                                          Title: President
                                                 --------------------

                                    LENDER:

                                    MADELEINE LLC

                                    By: /S/
                                        -----------------------------
                                          Title:
                                                 --------------------

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                     BORROWER:
                                     ---------

                                     DIVERSIFIED FOOD GROUP, L.L.C.

                                     By:
                                         ------------------------------
                                           Title:
                                                  ---------------------


                                     GUARANTORS:
                                     ----------

                                     CLASSIC CONFECTIONERY, L.L.C.

                                     By:
                                         ------------------------------
                                           Title:
                                                  ---------------------


                                     RESTAURANIC, INC.

                                     By:
                                         ------------------------------
                                           Title:
                                                  ---------------------


                                     GREAT AMERICAN ICE CREAM
                                     COMPANY, LLC

                                     By:
                                         ------------------------------
                                           Title:
                                                  ---------------------


                                     COHEN'S KOSHER FOOD, L.L.C.

                                     By:
                                         ------------------------------
                                           Title:
                                                  ---------------------


                                     LENDER:
                                     ------

                                     MADELEINE LLC

                                     By: Bob Davenport
                                         ------------------------------
                                           Title:
                                                  ---------------------

                                      52